                                                                EXHIBIT 4.1





                     BEAR ISLAND PAPER COMPANY, L.L.C.
                       BEAR ISLAND FINANCE COMPANY II

                                  Issuers

                  BEAR ISLAND TIMBERLANDS COMPANY, L.L.C.
                              F.F. SOUCY, INC.


                                    AND


                                CRESTAR BANK

                                  Trustee




                                 Indenture

                        Dated as of December 1, 1997




               10% Senior Secured Notes due 2007 10% Series B
                       Senior Secured Notes due 2007




                      BEAR ISLAND PAPER COMPANY, L.L.C.
                        BEAR ISLAND FINANCE COMPANY II

              Reconciliation and tie between Trust Indenture Act
             of 1939 and Indenture, dated as of December 1, 1997


Trust Indenture                                Indenture
   Act Section                                  Section

ss. 310(a)(1)..................................    607
     (a)(2)..................................      607
     (b).....................................      608
ss. 312(c).....................................    701
ss. 314(a)(4)..................................    1004
     (c)(1)..................................      102
     (c)(2)..................................      102
     (e).....................................      102
ss. 315(b).....................................    601
ss. 316(a)(last sentence)......................    101 ("Outstanding")
     (a)(1)(A)...............................      502, 512
     (a)(1)(B)...............................      513
     (b).....................................      508
     (c).....................................      104(d)
ss. 317(a)(1)..................................    503
     (a)(2)..................................      504
     (b).....................................      1003
ss. 318(a).....................................    111




Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.


                               TABLE OF CONTENTS


                                                                          Page

PARTIES......................................................................1
RECITALS OF THE COMPANY......................................................1

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

      SECTION 101.  Definitions............................................  2
            Acquired Indebtedness..........................................  2
            Act............................................................  3
            Affiliate......................................................  3
            Agent Bank.....................................................  3
            Agent Members..................................................  3
            Asset Sale.....................................................  3
            Attributable Value.............................................  3
            Authenticating Agent...........................................  4
            Average Life...................................................  4
            Bank Credit Agreement..........................................  4
            Bankruptcy Law.................................................  4
            Banks..........................................................  4
            Board of Directors.............................................  4
            Board Resolution...............................................  4
            Brant-Allen....................................................  5
            Business Day...................................................  5
            Capital Stock..................................................  5
            Capitalized Lease Obligation...................................  5
            Cash Equivalents...............................................  5
            Cdn$...........................................................  5
            Change of Control..............................................  5
            Change of Control Offer........................................  6
            Change of Control Purchase Date................................  6
            Change of Control Purchase Price...............................  6
            Closing Date...................................................  6
            Collateral.....................................................  6
            Collateral Documents...........................................  6
            Commission.....................................................  7
            Commodity Hedge Agreements.....................................  7
            Company........................................................  7
            Company Collateral.............................................  7
            Consolidated Adjusted Net Income...............................  7
            Consolidated Fixed Charge Coverage Ratio.......................  8
            Consolidated Income Tax Expense................................  8
            Consolidated Interest Expense..................................  8
            Consolidated Net Worth.........................................  9
            Consolidated Tangible Net Worth................................  9
            Consolidated Non-Cash Charges..................................  9
            Corporate Trust Office.........................................  9
            corporation....................................................  9
            Credit Parties.................................................  9
            Currency Agreements............................................ 10
            Default........................................................ 10
            Defaulted Interest............................................. 10
            Depositary..................................................... 10
            Disinterested Director......................................... 10
            Dollar or $.................................................... 10
            Elebash Agreement.............................................. 10
            Equity Value................................................... 10
            Event of Default............................................... 10
            Excess Proceeds................................................ 10
            Exchange Act................................................... 10
            Exchange Notes................................................. 10
            Exchange Offer................................................. 11
            Exchange Offer Registration Statement.......................... 11
            Fair Market Value.............................................. 11
            FinCo.......................................................... 11
            Funded Debt.................................................... 11
            Generally Accepted Accounting Principles or GAAP............... 11
            Global Notes................................................... 11
            guarantee...................................................... 11
            Guarantee...................................................... 12
            Guarantor...................................................... 12
            Hancock Loan................................................... 12
            Holder......................................................... 12
            Indebtedness................................................... 12
            Indenture...................................................... 13
            Indenture Obligations.......................................... 13
            Independent Valuation Agent.................................... 13
            Initial Notes.................................................. 13
            Intercreditor Agreement........................................ 13
            Interest Payment Date.......................................... 13
            Interest Rate Agreements....................................... 13
            Investment..................................................... 13
            Investment Grade............................................... 14
            Issuers........................................................ 14
            Issuer Request or Issuer Order................................. 14
            Lien........................................................... 14
            Maturity....................................................... 14
            Moody's........................................................ 14
            Net Cash Proceeds.............................................. 15
            Non-Registration Opinion and Supporting Evidence............... 15
            Non-U.S. Person................................................ 15
            Note Register and Note Registrar............................... 15
            Notes.......................................................... 15
            Offer Date..................................................... 15
            Offer Price.................................................... 15
            Officers' Certificate.......................................... 15
            Offshore Global Note........................................... 16
            Offshore Note Exchange Date.................................... 16
            Offshore Definitive Note....................................... 16
            Opinion of Counsel............................................. 16
            Outstanding.................................................... 16
            Paying Agent................................................... 17
            Permitted Designee............................................. 17
            Permitted Holders.............................................. 17
            Permitted Indebtedness......................................... 17
            Permitted Investments.......................................... 20
            Permitted Liens................................................ 21
            Permitted Security Party Indebtedness.......................... 23
            Person......................................................... 26
            Definitive Notes............................................... 26
            Place of Payment............................................... 26
            Predecessor Note............................................... 27
            Preferred Stock................................................ 27
            Private Placement Legend....................................... 27
            Public Equity Offering......................................... 27
            Qualified Capital Stock........................................ 27
            Qualified Institutional Buyer.................................. 27
            Redeemable Capital Stock....................................... 27
            Redemption Date................................................ 27
            Redemption Price............................................... 27
            Registration Rights Agreement.................................. 28
            Registration Statement......................................... 28
            Regular Record Date............................................ 28
            Regulation S Certificate....................................... 28
            Responsible Officer............................................ 28
            Restricted Payment............................................. 28
            Restricted Subsidiary.......................................... 29
            Rule 144A Certificate.......................................... 29
            Sale and Leaseback Transaction................................. 29
            S&P............................................................ 29
            Securities Act................................................. 29
            Security Parties............................................... 29
            Shelf Registration Statement................................... 29
            Soucy Inc...................................................... 29
            Soucy Collateral............................................... 29
            Soucy Partners................................................. 29
            Soucy Restricted Payment....................................... 29
            Special Record Date............................................ 30
            Stated Maturity................................................ 30
            Subordinated Indebtedness...................................... 30
            Subsidiary..................................................... 30
            Surviving Entity............................................... 30
            Timberlands.................................................... 30
            Timberlands Collateral......................................... 30
            Timberlands Loan............................................... 31
            Total Committed Debt........................................... 31
            Total Market Value of Equity................................... 31
            Trust Indenture Act or TIA..................................... 31
            Trustee........................................................ 31
            United States.................................................. 31
            Unrestricted Subsidiary........................................ 31
            U.S. Government Obligations.................................... 32
            U.S. Global Note............................................... 32
            U.S. Definitive Note........................................... 32
            Vice President................................................. 32
            Voting Stock................................................... 33
            Wood Supply Agreement.......................................... 33
      SECTION 102.  Compliance Certificates and Opinions................... 33
      SECTION 103.  Form of Documents Delivered to Trustee................. 34
      SECTION 104.  Acts of Holders........................................ 34
      SECTION 105.  Notices, etc., to Trustee, Issuers and Agent Bank...... 35
      SECTION 106.  Notice to Holders; Waiver.............................. 36
      SECTION 107.  Effect of Headings and Table of Contents............... 37
      SECTION 108.  Successors and Assigns................................. 37
      SECTION 109.  Separability Clause.................................... 37
      SECTION 110.  Benefits of Indenture.................................. 37
      SECTION 111.  Governing Law.......................................... 37
      SECTION 112.  Legal Holidays......................................... 37
      SECTION 113.  Trust Indenture Act Controls........................... 38
      SECTION 114.  No Recourse Against Others............................. 38

                                  ARTICLE TWO

                                  NOTE FORMS

      SECTION 201.  Forms Generally........................................ 38
      SECTION 202.  Form of Trustee's Certificate of Authentication........ 40
      SECTION 203.  Restrictive Legends.................................... 40
      SECTION 204.  Form of Certificate to Be Delivered upon Termination of Restricted Period................................... 42

                                 ARTICLE THREE

                                   THE NOTES

      SECTION 301.  Amount................................................. 43
      SECTION 302.  Denominations.......................................... 44
      SECTION 303.  Execution, Authentication, Delivery and Dating......... 44
      SECTION 304.  Temporary Notes........................................ 45
      SECTION 305.  Registration, Registration of Transfer and Exchange.... 46
      SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes............ 47
      SECTION 307.  Payment of Interest; Interest Rights Preserved......... 48
      SECTION 308.  Persons Deemed Owners.................................. 49
      SECTION 309.  Cancellation........................................... 49
      SECTION 310.  Computation of Interest................................ 50
      SECTION 311.  Book-Entry Provisions for Global Notes................. 50
      SECTION 312.  Transfer Provisions.................................... 51
      SECTION 313.  Form of Regulation S Certificate....................... 59
      SECTION 314.  Form of Rule 144A Certificate.......................... 61
      SECTION 315.  CUSIP Numbers.......................................... 62

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

      SECTION 401.  Satisfaction and Discharge of Indenture................ 62
      SECTION 402.  Application of Trust Money............................. 64

                                 ARTICLE FIVE

                                   REMEDIES

      SECTION 501.  Events of Default...................................... 64
      SECTION 502.  Acceleration of Maturity; Rescission and Annulment..... 66
      SECTION 503.  Collection of Indebtedness and Suits for
                    Enforcement by Trustee................................. 68
      SECTION 504.  Trustee May File Proofs of Claim....................... 69
      SECTION 505.  Trustee May Enforce Claims Without Possession of Notes. 70
      SECTION 506.  Application of Money Collected......................... 70
      SECTION 507.  Limitation on Suits.................................... 70
      SECTION 508.  Unconditional Right of Holders to Receive
                    Principal, Premium and Interest........................ 71
      SECTION 509.  Restoration of Rights and Remedies..................... 71
      SECTION 510.  Rights and Remedies Cumulative......................... 72
      SECTION 511.  Delay or Omission Not Waiver........................... 72
      SECTION 512.  Control by Holders..................................... 72
      SECTION 513.  Waiver of Past Defaults................................ 72
      SECTION 514.  Waiver of Stay or Extension Laws....................... 73

                                  ARTICLE SIX

                                  THE TRUSTEE

      SECTION 601.  Notice of Defaults..................................... 73
      SECTION 602.  Certain Rights of Trustee.............................. 74
      SECTION 603.  Trustee Not Responsible for Recitals or
                    Issuance of Notes...................................... 75
      SECTION 604.  May Hold Notes......................................... 76
      SECTION 605.  Money Held in Trust.................................... 76
      SECTION 606.  Compensation and Reimbursement......................... 76
      SECTION 607.  Corporate Trustee Required; Eligibility................ 77
      SECTION 608.  Resignation and Removal; Appointment of Successor...... 77
      SECTION 609.  Acceptance of Appointment by Successor................. 79
      SECTION 610.  Merger, Conversion, Consolidation or
                    Succession to Business................................. 79
      SECTION 611.  Appointment of Authenticating Agent.................... 80
      SECTION 612.  Appointment of Trustee as Fonde de Pouvoir............. 82

                                 ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

      SECTION 701.  Disclosure of Names and Addresses of Holders........... 82
      SECTION 702.  Reports by Trustee..................................... 82

                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

      SECTION 801.  Issuers May Consolidate, etc., Only on Certain Terms... 83
      SECTION 802.  Successor Substituted.................................. 85

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

      SECTION 901.  Supplemental Indentures Without Consent of Holders..... 85
      SECTION 902.  Supplemental Indentures with Consent of Holders........ 86
      SECTION 903.  Execution of Supplemental Indentures................... 87
      SECTION 904.  Effect of Supplemental Indentures...................... 88
      SECTION 905.  Conformity with Trust Indenture Act.................... 88
      SECTION 906.  Reference in Notes to Supplemental Indentures.......... 88
      SECTION 907.  Notice of Supplemental Indentures...................... 88

                                  ARTICLE TEN

                                   COVENANTS

      SECTION 1001.  Payment of Principal, Premium, If Any, and Interest... 88
      SECTION 1002.  Maintenance of Office or Agency....................... 89
      SECTION 1003.  Money for Notes Payments to Be Held in Trust.......... 89
      SECTION 1004.  Corporate Existence................................... 91
      SECTION 1005.  Payment of Taxes and Other Claims..................... 91
      SECTION 1006.  Maintenance of Properties............................. 91
      SECTION 1007.  Statement by Officers as to Default................... 92
      SECTION 1008.  Limitation on Indebtedness of the Company............. 92
      SECTION 1009.  Limitation on Restricted Payments by the Company...... 93
      SECTION 1010.  Limitation on Liens of the Company.................... 97
      SECTION 1011.  Guarantees by Restricted Subsidiaries of the Company.. 97
      SECTION 1012.  Purchase of Notes upon a Change of Control............ 97
      SECTION 1013.  Limitation on Indebtedness of the Security Parties.... 99
      SECTION 1014.  Limitation on Restricted Payments by Timberlands...... 99
      SECTION 1015.  Limitation on Certain Restricted Payments by
                     Soucy Inc.............................................102
      SECTION 1016.  Limitation on Liens of the Security Parties...........103
      SECTION 1017.  Limitation on Guarantees of Company Indebtedness
                     by the Security Parties and Their Restricted
                     Subsidiaries..........................................103
      SECTION 1018.  Limitation on Sales of Collateral Stock by
                     Brant-Allen and Certain Other Transactions
                     by Brant-Allen........................................104
      SECTION 1019.  Limitation on Proceeds of Asset Sales
                     by Subsidiaries.......................................105
      SECTION 1020.  Limitation on Issuances and Sales of Capital
                     Stock of Subsidiaries.................................105
      SECTION 1021.  Limitation on Transactions with Affiliates............105
      SECTION 1022.  Limitation on Sale of Assets..........................107
      SECTION 1023.  Limitation on Sale and Leaseback Transactions.........110
      SECTION 1024.  Limitation on Dividends and Other Payment
                     Restrictions Affecting Restricted Subsidiaries........111
      SECTION 1025.  Limitation on Conduct of Business.....................112
      SECTION 1026.  Limitation on Unrestricted Subsidiaries...............112
      SECTION 1027.  Reports...............................................112
      SECTION 1028.  Waiver of Certain Covenants...........................113

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

      SECTION 1101.  Right of Redemption...................................113
      SECTION 1102.  Applicability of Article..............................113
      SECTION 1103.  Election to Redeem; Notice to Trustee.................114
      SECTION 1104.  Selection by Trustee of Notes to Be Redeemed..........114
      SECTION 1105.  Notice of Redemption..................................114
      SECTION 1106.  Deposit of Redemption Price...........................115
      SECTION 1107.  Notes Payable on Redemption Date......................116
      SECTION 1108.  Notes Redeemed in Part................................116

                                ARTICLE TWELVE

                      DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 1201.  Issuers' Option to Effect Defeasance or
                     Covenant Defeasance...................................116
      SECTION 1202.  Defeasance and Discharge..............................117
      SECTION 1203.  Covenant Defeasance...................................117
      SECTION 1204.  Conditions to Defeasance or Covenant Defeasance.......118
      SECTION 1205.  Deposited Money and Government Obligations to Be
                     Held in Trust; Other Miscellaneous Provisions.........119
      SECTION 1206.  Reinstatement.........................................120


                               ARTICLE THIRTEEN

              RELEASE OF COLLATERAL AND TERMINATION OF COVENANTS

      SECTION 1301.  Release of Soucy Collateral...........................120
      SECTION 1302.  Termination of Covenants of Soucy Inc.................120

                               ARTICLE FOURTEEN

                                   SECURITY

      SECTION 1401.  Collateral Documents..................................121
      SECTION 1402.  Recording, etc........................................122
      SECTION 1403.  Release of Collateral.................................122
      SECTION 1404.  Suits to Protect the Collateral.......................123
      SECTION 1405.  Authorization of Intercreditor Agreement..............123
      SECTION 1406.  Authorization of Receipt of Funds by the
                     Trustee Under the Collateral Documents................123

TESTIMONIUM................................................................122
SIGNATURES AND SEALS.......................................................122

EXHIBIT A   -     Form of Note
SCHEDULES 101(a), 101(b) and 1024(a)


            INDENTURE, dated as of December 1, 1997, among BEAR ISLAND PAPER COMPANY, L.L.C., a limited liability company duly formed and existing under the laws of the Commonwealth of Virginia (herein called the "Company"), BEAR ISLAND FINANCE COMPANY II, a corporation duly organized and existing under the laws of the State of Delaware (herein called "FinCo" and, together with the Company, the "Issuers"), having their principal offices at 10026 Old Ridge Road, Ashland, Virginia 23005, BEAR ISLAND TIMBERLANDS COMPANY, L.L.C., a limited liability company duly formed and existing under the laws of the Commonwealth of Virginia (herein called "Timberlands"), F.F. SOUCY, INC., a corporation duly formed and existing under the laws of the Province of Quebec, Canada (herein called "Soucy Inc.," and, together with Timberlands, the "Security Parties"), and CRESTAR BANK, a Virginia banking corporation, Trustee (herein called the "Trustee"). In addition, BRANT-ALLEN INDUSTRIES, INC., a corporation duly formed and existing under the laws of the State of Delaware (herein called "Brant-Allen"), is subject to Sections 1018 and 1019 and such other provisions of this Indenture that specifically apply to Brant-Allen.

                            RECITALS OF THE ISSUERS

            The Issuers have duly authorized the creation of and issuance of their 10% Senior Secured Notes due 2007 (the "Initial Notes"), and their 10% Series B Senior Secured Notes due 2007 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuers have duly authorized the execution and delivery of this Indenture.

            The obligations of the Issuers under this Indenture and the Notes are secured by (i) a pledge by the Company of the Company Collateral pursuant to the Deed of Trust and the Company Security and Pledge Agreement (as such terms are defined herein), (ii) a pledge by Brant-Allen of the Timberlands Collateral pursuant to the Timberlands Pledge Agreement (as such terms are defined herein), (iii) a pledge by Brant-Allen of the Soucy Collateral pursuant to the Soucy Pledge Agreement and (iv) a hypothec without delivery by Brant-Allen of the Soucy Collateral pursuant to the Hypothec Agreement (as such terms are defined herein).

            Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

            All things necessary have been done to make the Notes, when duly executed and duly issued by the Issuers and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Issuers and to make this Indenture a valid agreement of the Issuers, in accordance with their and its terms.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

            SECTION 101.  Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (as defined herein); and

            (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

            "Act," when used with respect to any Holder, has the meaning specified in Section 104.

            "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Bank" means Toronto-Dominion (Texas), Inc. as agent under the Bank Credit Agreement and any future or successor or replacement agent under the Bank Credit Agreement.

            "Agent Members" has the meaning specified in Section 311.

            "Asset Sale" means, with respect to any Credit Party, any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of such Credit Party; (b) all or substantially all of the properties and assets of such Credit Party or its Restricted Subsidiaries; or (c) any other properties or assets of any division or line of business of such Credit Party or any Restricted Subsidiary of such Credit Party, other than in the ordinary course of business (including, without limitation, transfers of newsprint or other inventory in the ordinary course of business). For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets or Capital Stock of Restricted Subsidiaries (i) that is governed by the provisions of this Indenture described under Article Eight and under Section 1018, (ii) between or among any Credit Party and any of its Restricted Subsidiaries in accordance with the terms of this Indenture or
(iii) to an Unrestricted Subsidiary, if permitted under Section 1009, 1014 or 1015, as the case may be.

            "Attributable Value" means, with respect to any lease of any Person, at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the incremental borrowing rate of such Person) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

            "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

            "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

            "Bank Credit Agreement" means the credit agreement dated as of the Closing Date among the Company, the Banks and the Agent Bank, as such agreement may be amended, renewed, extended, substituted, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, restatements, refinancings, restructurings, supplements or other modifications of the foregoing); provided that with respect to any agreement providing for the refinancing of Indebtedness under the Bank Credit Agreement, such agreement shall be the Bank Credit Agreement for the purposes of this definition only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is the Bank Credit Agreement under this Indenture.

            "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

            "Banks" means the banks and other financial institutions from time to time that are lenders under the Bank Credit Agreement.

            "Board of Directors" means the board of directors of the Company, FinCo, Timberlands, Soucy Inc. or Brant-Allen, as the case may be, or any duly authorized committee of that board.

            "Board Resolution" means a copy of resolutions by each of the Issuers certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Brant-Allen" means Brant-Allen Industries, Inc.

            "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

            "Capital Stock" means, with respect to any Person, any and all shares, partnership interests, membership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

            "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person or a Subsidiary of such Person, under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances or Eurodollar time deposits with a maturity of 180 days or less of, and overnight bank deposits with, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-l by Moody's; and
(d) funds which invest in any of the foregoing.

            "Cdn$" means a dollar or other equivalent unit in such Canadian coin or currency of as at the time shall be legal tender in Canada for the payment of public and private debts.

            "Change of Control" means the occurrence of any of the following events: (a) prior to the initial Public Equity Offering of the Company the gross proceeds of which shall exceed $100 million, the Permitted Holders are or become the "beneficial owners" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of less than 51% of the total outstanding Voting Stock of the Company; or
(b) after the initial Public Equity Offering of the Company referred to in clause (a) above, (i) a "person" or a "group" (as such terms are defined in Sections 13(d) and 14(c) of the Exchange Act) other than the Permitted Holders are or become the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total outstanding Voting Stock of the Company; or
(ii) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of more than 50% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (c) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

            "Change of Control Offer" has the meaning specified in Section
1012.

            "Change of Control Purchase Date" has the meaning specified in
Section 1012.

            "Change of Control Purchase Price" has the meaning specified in
Section 1012.

            "Closing Date" means the date of the initial issuance of the Notes under this Indenture.

            "Collateral" means the Company Collateral, the Timberlands Collateral and the Soucy Collateral.

            "Collateral Documents" means (i) the deed of trust dated as of the Closing Date among the Company, the Trustee and the collateral trustee thereunder (the "Deed of Trust"), (ii) the pledge and security agreement dated as of the Closing Date between the Company and the Trustee (the "Company Pledge and Security Agreement"), (iii) the pledge agreement concerning the Capital Stock of Soucy Inc. dated as of the Closing Date between Brant-Allen and the Trustee governed by the law of the State of New York (the "Soucy Pledge Agreement"), (iv) the hypothec agreement concerning the Capital Stock of Soucy Inc. dated as of the Closing Date between Brant-Allen and the Trustee governed by Quebec law (the "Hypothec Agreement") and (v) the pledge agreement concerning the Capital Stock of Timberlands dated as of the Closing Date between Brant-Allen and the Trustee (the "Timberlands Pledge Agreement").

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Commodity Hedge Agreements" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by any Credit Party or any of its Subsidiaries designed to protect such Credit Party or any of its Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of business of such Credit Party or its Subsidiaries.

            "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Collateral" means (x) all of the real property of the Company and (y) all of the personal property of the Company assigned to the Trustee, now or in the future, under the Company Pledge and Security Agreement.

            "Consolidated Adjusted Net Income" means, with respect to any Credit Party, for any period, the consolidated net income (or loss) of such Credit Party and all Restricted Subsidiaries of such Credit Party for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than such Credit Party or a Restricted Subsidiary of such Credit Party), including Unrestricted Subsidiaries, in which such Credit Party or any Restricted Subsidiary of such Credit Party has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Credit Party or any Restricted Subsidiary of such Credit Party in cash dividends or distributions during such period, (d) the net income (or loss) of any Person combined with such Credit Party or any Restricted Subsidiary of such Credit Party on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary of such Credit Party and to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, and (f) for purposes of calculating Consolidated Adjusted Net Income under Section 1009, 1014 or 1015, as the case may be, any net income (or loss) from any Restricted Subsidiary that was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary. The calculation of Consolidated Adjusted Net Income for the Company or any other entity shall be adjusted by imputing to the Company or such other entity as an expense all of the amounts paid by the Company or such other entity to holders of direct or indirect equity interests in the Company or such other entity in respect of their tax liabilities and as income any amounts recontributed to the Company or such other entity by direct or indirect holders of equity interests in the Company or such other entity pursuant to clause (vi) of paragraph (b) under
Section 1009 and clause (vii) of paragraph (b) under Section 1014.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Adjusted Net Income, in each case, for such period to (b) the sum of (i) Consolidated Interest Expense and (ii) cash and non-cash dividends for such Person due (whether or not declared) on Preferred Stock by such Person and any Restricted Subsidiary of such Person (to any Person other than the Person for which such ratio is being determined and any wholly owned Restricted Subsidiary of such Person), in each case for such period.

            "Consolidated Income Tax Expense" means, with respect to any Person, for any period, the provision for federal, state, local and foreign income taxes of such Person and all Restricted Subsidiaries of such Person for such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication, the sum of (a) the interest expense of such Person and the Restricted Subsidiaries of such Person for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of such Person and its Restricted Subsidiaries during such period, plus (c) cash and non-cash dividends due (whether or not declared) on Redeemable Capital Stock by such Person and any Restricted Subsidiary of such Person (to any Person other than the Person for which such calculation is being determined and any wholly owned Restricted Subsidiary of such Person), in each case as determined on a consolidated basis in accordance with GAAP; provided that
(x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Person for which such calculation is being determined, a fixed or floating rate of interest, shall be computed by applying at the option of the Person for which such calculation is being determined, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

            "Consolidated Net Worth" means, with respect to any Person, at any date, the stockholders' equity of such Person less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of such Person and any Restricted Subsidiary of such Person, as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Tangible Net Worth" means, with respect to any Person, as of any date, Consolidated Net Worth less the sum of the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, as presented on the consolidated financial statements of such Person as of such date.

            "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and any Restricted Subsidiary of such Person reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

            "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 919 East Main Street, 10th Floor, Richmond, Virginia 23219, or, for purposes of presenting or surrendering Notes for payment pursuant to Section 1002, the office of Harris Trust Company, 88 Pine Street, New York, New York 10005.

            "corporation" includes corporations, associations, companies and business trusts.

            "Credit Parties" means the Company and the Security Parties.

            "Currency Agreements" means, with respect to any Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by such Person or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of any of the Credit Parties is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors of such Credit Party who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

            "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

            "Elebash Agreement" means the agreement for certain marketing and consulting services dated as of October 11, 1988 and effective as of July 12, 1988 between the Company and Timberlands, as successors in interest, and The Elebash Company.

            "Equity Value" means, with respect to any Person, an amount which is equal to (x) the market value of the assets of such Person, less
(y) the liabilities of such Person (including, without limitation, contingent Indebtedness of such Person).

            "Event of Default" has the meaning specified in Section 501.

            "Excess Proceeds" has the meaning specified in Section 1022.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) and (iii) such Exchange Notes shall not have any registration rights that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

            "Exchange Offer" means the offer by the Issuers to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

            "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

            "FinCo" means the Person named as "FinCo" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "FinCo" shall mean such successor Person.

            "Funded Debt" means, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Company, Indebtedness in respect of the Bank Credit Agreement.

            "Generally Accepted Accounting Principles" or "GAAP" means, in the case of a Person formed, organized or incorporated in the United States, generally accepted accounting principles in the United States, consistently applied, and, in the case of a Person formed, organized or incorporated in Canada, generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of this Indenture.

            "Global Notes" has the meaning set forth in Section 201.

            "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

            "Guarantee" means any guarantee of the obligations of the Issuers under this Indenture and the Notes by any Restricted Subsidiary of the Company in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

            "Guarantor" means any Restricted Subsidiary of the Company that incurs a Guarantee.

            "Hancock Loan" means the Timberlands Loan and Maintenance Agreement, dated as of July 12, 1988, as amended on July 6, 1993, and as further amended as of the Closing Date, between Timberlands, as successor in interest, and John Hancock Mutual Life Insurance Company.

            "Holder" means the Person in whose name a Note is registered in the Note Register.

            "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts), including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person,
(e) all obligations of such Person under or in respect of Interest Rate Agreements, Currency Agreements or Commodity Hedge Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person and (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

            "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Indenture Obligations" means the obligations of the Issuers and any other obligors hereunder or under the Notes, to pay principal of (and premium, if any) and interest on the Notes when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance by the Issuers, the Security Parties, Brant-Allen and any other obligors hereunder of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

            "Independent Valuation Agent" means any nationally recognized investment banking firm, auditing or accounting firm and, with respect to valuation of timberlands, any entity nationally recognized for providing appraisals or valuations of timberlands.

            "Initial Notes" has the meaning specified in the recitals to this Indenture.

            "Intercreditor Agreement" means the intercreditor agreement dated as of the Closing Date among the Trustee, the Company, Brant-Allen and the Agent Bank.

            "Interest Payment Date," when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

            "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and other related agreements entered into in the ordinary course of business and designed to protect against or manage exposure to fluctuations in interest rates.

            "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by such Person in such Unrestricted Subsidiary at such time. "Investments" shall exclude trade credit on commercially reasonable terms in accordance with normal trade practices.

            "Investment Grade" means a rating of the Notes by either S&P or Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided further that in the event Moody's or S&P is no longer in existence, for purposes of determining whether the Notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which designation shall be given to the Trustee.

            "Issuers" means the Company and FinCo.

            "Issuer Request" or "Issuer Order" means a written request or order signed in the name of each of the Company and FinCo, by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

            "Lien" means any mortgage, deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, with respect to any Asset Sale made by any Credit Party or any of its Restricted Subsidiaries, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to such Credit Party or any of its Restricted Subsidiaries), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable by such Credit Party, any Subsidiary of such Credit Party, or any direct or indirect owner of such Credit Party or such Subsidiary as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than such Credit Party or any of its Restricted Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by such Credit Party or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by such Credit Party or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

            "Non-Registration Opinion and Supporting Evidence" has the meaning specified in Section 312.

            "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

            "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

            "Notes" has the meaning stated in the first recital of this Indenture.

            "Offer Date" has the meaning set forth in Section 1022.

            "Offer Price" has the meaning set forth in Section 1022.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of each of the Company and Finco, and delivered to the Trustee.

            "Offshore Global Note" has the meaning set forth in Section 201.

            "Offshore Note Exchange Date" has the meaning set forth in
Section 203.

            "Offshore Definitive Note" has the meaning set forth in Section
201.

            "Opinion of Counsel" means a written opinion of legal counsel, who may be counsel for the Issuers, including an employee of either of the Issuers, and who shall be reasonably acceptable to the Trustee.

            "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes, or portions thereof, for whose payment or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if either of the Issuers shall act as its own Paying Agent) for the Holders of such Notes;

            (iii) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Issuers have effected defeasance and/or covenant defeasance as provided in Article Twelve; and

            (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by either of the Issuers or any other obligor upon the Notes or any Affiliate of either of Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not either of the Issuers or any other obligor upon the Notes or any Affiliate of either of the Issuers or such other obligor.

            "Paying Agent" means any Person (including either of the Issuers acting as Paying Agent) authorized by the Issuers to pay the principal of (or premium, if any, on) or interest on any Notes on behalf of the Issuers.

            "Permitted Designee" means (i) a spouse or a lineal descendant by blood or adoption of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or of any of the persons referred to in clause (i), (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the Voting Stock of such Person.

            "Permitted Holders" means Peter M. Brant, Joseph Allen and their Permitted Designees.

            "Permitted Indebtedness" means any of the following:

            (a) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $120.0 million less (x) the amount of any permanent reductions made by the Company in respect of any term loans under the Bank Credit Agreement and (y) the amount by which the aggregate commitment under any revolving credit facility under the Bank Credit Agreement at any time has been permanently reduced.

            (b) Indebtedness of the Issuers pursuant to the Notes or of any Guarantor pursuant to a Guarantee of the Notes;

            (c) Indebtedness of the Company or any Restricted Subsidiary of the Company outstanding on the date of this Indenture and listed on Schedule 101(a) hereto;

            (d) Indebtedness of the Company owing to any wholly owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

            (e) Indebtedness of a Restricted Subsidiary owing to the Company or to a wholly owned Restricted Subsidiary; provided that
      (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to (i) the Company or a wholly owned Restricted Subsidiary, or (ii) the Banks as security for obligations under the Bank Credit Agreement by the Company or a wholly owned Restricted Subsidiary that is a Guarantor) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (e);

            (f) guarantees of any Restricted Subsidiary of the Company of Indebtedness of the Company entered into in accordance with the provisions of (i) the Bank Credit Agreement or (ii) Section 1011;

            (g) Indebtedness of the Company under Currency Agreements, Interest Rate Agreements and Commodity Hedge Agreements entered into in the ordinary course of business;

            (h) Indebtedness of the Company and its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments and the balance deferred and unpaid of any purchase price in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

            (i) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness incurred pursuant to clauses (b) and (c) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, plus, in either case, the amount of expenses incurred in connection with such refinancing, (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and
      (iii) such new Indebtedness (x) has an Average Life either (A) longer than the Average Life of the Notes or (B) equal to or greater than the Average Life of its Indebtedness being refinanced and (y) a final Stated Maturity either (I) later than the final Stated Maturity of the Notes or (II) no earlier than the final Stated Maturity of its Indebtedness being refinanced;

            (j) Indebtedness of the Company or its Restricted Subsidiaries (i) incurred for the purpose of financing (A) all or any part of the purchase price or cost of construction or improvement of property, plant, machines, or equipment used in the business of the Company or such Restricted Subsidiary or (B) construction of environmental-related capital projects of the Company and its Restricted Subsidiaries, and (ii) representing purchase money Indebtedness and Capitalized Lease Obligations; provided that the aggregate amount of Indebtedness incurred or outstanding at any given time pursuant to this clause (j) shall not exceed $7.0 million at any one time outstanding;

            (k) Indebtedness of the Company owed to Brant-Allen for cash borrowed from Brant-Allen; provided that such Indebtedness shall
      (i) be subordinated in right of payment to the Notes, (ii) bear no interest, (iii) not require principal payments of any kind on such Indebtedness to be repaid prior to the Stated Maturity of the Notes, and (iv) contain no provisions for remedies (including, without limitation, any defaults or any other provisions that would result in the acceleration of the maturity of such Indebtedness); provided, however, that such Indebtedness may contain provisions for an acceleration of the maturity of such Indebtedness upon the acceleration of the Notes;

            (l) Indebtedness of the Company owed to Brant-Allen in connection with services provided by Brant-Allen to the Company under the Management Services Agreement to the extent such Indebtedness represents fees in excess of 1% of the revenues (net of transportation costs) of the Company; provided that such Indebtedness shall (a) be subordinated in right of payment to the Notes, (b) bear no interest, (c) not require principal payments of any kind on such Indebtedness to be repaid prior to the Stated Maturity of the Notes, and (d) shall contain no provisions for remedies (including, without limitation, any defaults or any other provisions that would result in the acceleration of the maturity of such Indebtedness);

            (m) Indebtedness of the Company and any Restricted Subsidiary in respect of (i) performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business in connection with the operation of its business (which Indebtedness shall be measured as the exposure of the Company or such Restricted Subsidiary under such bonds) and (ii) letters of credit; provided that the aggregate amount of Indebtedness pursuant to this clause (m) shall not exceed $1.0 million at any one time outstanding; and

            (n) Indebtedness of the Company in an aggregate principal amount not in excess of $7.0 million at any one time outstanding.

            "Permitted Investments" means, with respect to any Credit Party, any of the following:

            (a)   Investments in Cash Equivalents;

            (b) Investments in such Credit Party or any wholly owned Restricted Subsidiary of such Credit Party; provided that, in the case of Soucy Inc., Investments in Soucy Partners, Riviere du Loup Finance Ltd. and Arrimage de Gros Cacouna Inc.
      shall also be Permitted Investments;

            (c) with respect to the Company, intercompany Indebtedness to the extent permitted under clause (c) of the definition of "Permitted Indebtedness";

            (d) Investments made by a Credit Party or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to such Credit Party or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under
      Section 1022;

            (e) Investments consisting of loans and advances to officers and employees of the Company for reasonable travel, relocation and business expenses in the ordinary course of business;

            (f) without duplication, Investments consisting of (i) with respect to the Company, Indebtedness permitted pursuant to paragraphs (d), (e), (f), (g), (k), (l) and (m) of the definition of "Permitted Indebtedness" and (ii) with respect to the Security Parties, Indebtedness permitted pursuant to paragraphs (a), (b) (v) and (c)(i), (ii) and (iii) of the definition of "Permitted Security Party Indebtedness";

            (g)   Investments existing on the date of this Indenture;

            (h) Investments by such Credit Party or any Restricted Subsidiary of such Credit Party in another Person, if as a result of such Investment (i) such other Person becomes a wholly owned Restricted Subsidiary of such Credit Party; or (ii) such other Person is merged or consolidated with or into, transfers or conveys all or substantially all of its assets to, or is liquidated into, such Credit Party or a Restricted Subsidiary of such Credit Party;

            (i) Investments by Timberlands in (x) shares of Capital Stock of another Person pursuant to clause (ii) of paragraph (b) under
      Section 1018 and (y) a joint venture pursuant to paragraph (d) under Section 1022;

            (j) any Investment involved in, or resulting from, the receipt or collection by Brant-Allen of payment for newsprint or other inventory for, or on behalf of, any Credit Party for remittance to the beneficiary on the Business Day following availability of funds for that payment; and

            (k) without duplication of any of the foregoing, Investments in an amount not to exceed $1.0 million at any one time outstanding.

            "Permitted Liens" means, with respect to any Credit Party, the following types of Liens:

            (a) Liens (other than Liens securing Indebtedness under the Bank Credit Agreement) existing as of the date of the issuance of the Notes;

            (b) Liens on property or assets of such Credit Party or any of its Restricted Subsidiaries securing (i) Indebtedness and other obligations under the Bank Credit Agreement in a principal amount not to exceed the principal amount of the outstanding Indebtedness permitted by clause (i) of the definition of "Permitted Indebtedness" and (ii) Indebtedness and other obligations under the Timberlands Loan and the Hancock Loan;

            (c) Liens on any property or assets of a Restricted
      Subsidiary of such Credit Party granted in favor of such Credit Party or any wholly owned Restricted Subsidiary of such Credit Party;

            (d) Liens on any property or assets of such Credit Party or any Restricted Subsidiary of such Credit Party securing the Notes;

            (e) any interest or title of a lessor under any Capitalized Lease Obligation or Sale and Leaseback Transaction that is permitted to be incurred pursuant to the terms of this Indenture;

            (f) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of such Credit Party or any Restricted Subsidiary of such Credit Party and with respect to amounts not yet delinquent for more than 30 days or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP, shall have been made therefor;

            (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (h) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

            (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of such Credit Party or any Restricted Subsidiary of such Credit Party incurred in the ordinary course of business;

            (j) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (k) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by such Credit Party or any Restricted Subsidiary of such Credit Party); provided that such Lien does not extend to any property or assets of such Credit Party or any Restricted Subsidiary of such Credit Party other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

            (l) Liens securing obligations of such Credit Party under Interest Rate Agreements, Commodity Hedge Agreements or Currency Agreements that are permitted to be incurred pursuant to the terms of this Indenture, or any collateral for the Indebtedness to which such Interest Rate Agreements, Commodity Hedge Agreements or Currency Agreements relate;

            (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and government insurance;

            (n) Liens securing reimbursement obligations of such Credit Party with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (o) Liens arising from purchase money mortgages and purchase money security interests (including, where applicable, Liens securing Indebtedness incurred in connection with purchases of timber deeds under clause (b)(v) under "Permitted Security Party Indebtedness") incurred by such Credit Party in the normal and ordinary course of the business of such Credit Party; provided that
      (i) the related Indebtedness shall not be secured by any property or assets of such Credit Party or any Restricted Subsidiary of such Credit Party other than the property and assets so acquired and
      (ii) the Lien securing such Indebtedness shall be created within 60 days of such acquisition;

            (p) Liens securing refinancing Indebtedness incurred under clause (i) of the definition of "Permitted Indebtedness"; provided that such Liens only extend to the property or assets securing the Indebtedness being refinanced, such refinanced Indebtedness was previously secured by similar Liens on such property or assets and the Indebtedness (or other obligations) secured by such Liens is not increased;

            (q) Liens securing Indebtedness incurred under paragraph
      (c)(v) of the definition of "Permitted Security Party
      Indebtedness"; and

            (r) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through
      (q); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

            "Permitted Security Party Indebtedness" means, with respect to each of the Security Parties, any of the following:

            (a) Indebtedness of such Security Party; provided that the proceeds of such Indebtedness are utilized by such Security Party, directly or indirectly, to pay down Indebtedness of the Company;

            (b) in addition, with respect to Timberlands, the incurrence of the following:

                  (i) Indebtedness or obligations of Timberlands under
            the Bank Credit Agreement, the Hancock Loan, the Timberlands Loan, any agreements or documents entered pursuant thereto or securing obligations thereunder and other Indebtedness outstanding on the date of this Indenture and listed on a
            Schedule 101(b) hereto;

                  (ii) Indebtedness of Timberlands and its Restricted
            Subsidiaries under Currency Agreements or Commodity
            Agreements entered into in the ordinary course of business;

                  (iii) Capitalized Lease Obligations of Timberlands and
            its Restricted Subsidiaries and purchase money obligations of Timberlands and its Restricted Subsidiaries; provided that the aggregate amount of such Indebtedness does not exceed $750,000 at any one time outstanding;

                  (iv) any renewals, extensions, substitutions,
            refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness incurred pursuant to clause (i) of paragraph (b) of this definition, including any successive refinancings, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, plus, in either case, the amount of expenses incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness (x) has an Average Life either (I) longer than the Average Life of the Notes or (II) equal to or greater than the Average Life of its Indebtedness being refinanced and (y) a final Stated Maturity either (I) later than the final Stated Maturity of the Notes or (II) no earlier than the final Stated Maturity of the Indebtedness being refinanced;

                  (v) Indebtedness of Timberlands and its Restricted
            Subsidiaries (i) for the purpose of financing all or any part of the purchase price of timber deeds or (ii) in respect of performance bonds of Timberlands and its Restricted Subsidiaries or surety bonds provided by Timberlands and its Restricted Subsidiaries incurred in the ordinary course of business in connection with the operation of its business (which Indebtedness shall be measured as the exposure of Timberlands and such Restricted Subsidiaries under such bonds); provided that the aggregate amount of Indebtedness incurred pursuant to this sub-clause (v) shall not exceed $1.5 million outstanding at any given time;

                  (vi) the incurrence of Indebtedness by Timberlands for
            the purchase by it of timberlands acreage; provided that prior to each such incurrence that, individually, or together with other incurrences of such Indebtedness since the Closing Date or since the date of the most recent valuation required by this clause (vi), as the case may be, exceeds $3.0 million, Timberlands shall obtain a valuation of a recognized Independent Valuation Agent certifying that, after the consummation of such transaction, (x) Timberlands would have an Equity Value equal to or greater than $28 million (less the aggregate amount of all income taxes paid by Timberlands since the Closing Date in connection with the sales of timberlands acreage) and (y) the total amount of Timberlands' consolidated Indebtedness shall not exceed 70% of an amount equal to the sum of its Equity Value and such total Indebtedness; and provided further that all Indebtedness incurred pursuant to this sub-clause (vi) shall not exceed $10.0 million outstanding at any given time;

                  (vii) the incurrence of Indebtedness by a joint venture
            of Timberlands created in accordance with paragraph (d) under
            Section 1022; provided that prior to each such incurrence that, individually, or together with other incurrences of such Indebtedness since the Closing Date or since the date of the most recent valuation required by this clause (vii), as the case may be, exceeds $3.0 million, Timberlands shall obtain a valuation of a recognized Independent Valuation Agent certifying that, after the consummation of such transaction, the total amount of such joint venture's Indebtedness shall not exceed 50% of an amount equal to the sum of its Equity Value and such total Indebtedness;

                  (viii)Indebtedness of Timberlands owing to any wholly
            owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Timberlands or another wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by Timberlands not permitted by this clause (viii); and

                  (ix) Indebtedness of a wholly owned Restricted Subsidiary
            owing to Timberlands or to a wholly owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Timberlands or a wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (ix).

            (c) in addition, with respect to Soucy Inc., the incurrence of the following:

                  (i) the incurrence of Indebtedness by Soucy Partners
            owed to Soucy Inc. and to the other partners of Soucy Partners for cash borrowed from such entities; provided that such Indebtedness (A) shall bear no interest, (B) shall not require principal payments of any kind on such Indebtedness to be repaid prior to the Stated Maturity of the Notes, and
            (C) shall contain no provisions for remedies (including, without limitation, any defaults or any other provisions that would result in the acceleration of the maturity of such Indebtedness); provided, that such Indebtedness may contain provisions for an acceleration of the maturity of such Indebtedness upon the acceleration of the Notes;

                  (ii) Indebtedness of Soucy Inc. owing to any Restricted
            Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Soucy Inc. or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by Soucy Inc. not permitted by this clause
            (ii);

                  (iii) Indebtedness of a Restricted Subsidiary owing to
            Soucy Inc. or to a wholly owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Soucy Inc. or a wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (iii);

                  (iv) Indebtedness of Soucy Inc. and its Restricted
            Subsidiaries under Currency Agreements, Interest Agreements and Commodity Hedge Agreements entered into in the ordinary course of business; and

                  (v) other Indebtedness of Soucy Inc. and its Restricted
            Subsidiaries in an aggregate principal amount not in excess of $72.0 million at any one time outstanding (including Indebtedness outstanding on the Closing Date); provided that Soucy Inc. will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness under this clause (c)(v) for the purposes of financing any dividend or distribution to its equityholders or to make any Investment in any Person (other than its Restricted Subsidiaries and in the other Credit Parties and their Restricted Subsidiaries).

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Definitive Notes" has the meaning set forth in Section 201.

            "Place of Payment" means the office or agency maintained by the Issuers where the principal of (and premium, if any, on) and interest on the Notes are payable as specified in Section 1002.

            "Predecessor Note" of any particular Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

            "Private Placement Legend" has the meaning set forth in Section
203.

            "Public Equity Offering" means an offer and sale of common stock (which is Qualified Capital Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

            "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

            "Qualified Institutional Buyer" means "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

            "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

            "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Note to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 1, 1997, between the Issuers and the initial purchasers of the Initial Notes.

            "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

            "Regular Record Date" has the meaning specified in Section 301.

            "Regulation S Certificate" has the meaning specified in Section
312.

            "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Payment" means, with respect to any Credit Party other than Soucy Inc., any of the following:

            (i) the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of such Credit Party (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

            (ii) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any shares of Capital Stock of such Credit Party or any Capital Stock of any Affiliate of such Credit Party (other than Capital Stock of any wholly owned Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

            (iii) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

            (iv) the making of any Investment (other than any Permitted Investment) in any Person; or

            (v) the making of any payments to any Affiliate of the Company (other than the Company and its Subsidiaries) as compensation for management services, except through the issuance of Qualified Capital Stock of the Company.

            "Restricted Subsidiary" means, with respect to any Credit Party, any Subsidiary of such Credit Party other than an Unrestricted Subsidiary of such Credit Party.

            "Rule 144A Certificate" has the meaning specified in Section 312.

            "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which any Credit Party or a Subsidiary of such Credit Party sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

            "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Parties" means Timberlands and Soucy Inc.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Soucy Inc." means F.F. Soucy, Inc.

            "Soucy Collateral" means 65% of the issued and outstanding Capital Stock of Soucy Inc.

            "Soucy Partners" means F.F. Soucy, Inc. & Partners, Limited Partnership.

            "Soucy Restricted Payment" means, with respect to Soucy Inc., any of the following:

            (i) the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of Soucy Inc. (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

            (ii) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any shares of Capital Stock of Soucy Inc. or any Capital Stock of any Affiliate of Soucy Inc. (other than Capital Stock of any wholly owned Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock; or

            (iii) the making of any Investment in Brant-Allen, the Permitted Holders or any of their Affiliates (other than the other Credit Parties and their respective Subsidiaries); provided that any Investment involved in, or resulting from, the receipt or collection by Brant-Allen of payment for newsprint or other inventory for, or on behalf of, Soucy Inc. for remittance to the beneficiary on the Business Day following availability of funds for that payment shall not be an Investment prohibited by this clause
      (iii).

            "Special Record Date" for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to
Section 307.

            "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

            "Subordinated Indebtedness" means, with respect to Indebtedness of (i) the Company, Indebtedness that is expressly subordinated in right of payment to the Notes, (ii) Timberlands, Indebtedness that is expressly subordinated to the Hancock Loan (or other Indebtedness of Timberlands of the same ranking) and (iii) Soucy Inc., Indebtedness that is expressly subordinated to the Indebtedness of Soucy Inc. under a bank credit agreement with National Bank of Canada, in effect as of the Closing Date (or other Indebtedness of Soucy Inc.
with the same ranking).

            "Subsidiary" means, with respect to any Credit Party, any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by such Credit Party or by one or more other Subsidiaries of such Credit Party or by such Credit Party and one or more other Subsidiaries of such Credit Party.

            "Surviving Entity" has the meaning set forth in Section 801.

            "Timberlands" means Bear Island Timberlands Company, L.L.C.

            "Timberlands Collateral" means all of the issued and outstanding Capital Stock of Timberlands owned by Brant-Allen.

            "Timberlands Loan" means the $32 million senior secured two-year term loan facility and $3 million revolving credit facility pursuant to the agreement dated as of the Closing Date among Brant-Allen, the lenders from time to time parties thereto and Toronto Dominion (Texas), Inc., as administrative agent.

            "Total Committed Debt" means, with respect to any Credit Party, at any date, the total Funded Debt of such Credit Party (and its Restricted Subsidiaries), including, with respect to the Company, without limitation, the Notes and unused commitments under the Bank Credit Agreement.

            "Total Market Value of Equity" of any Person means, as of any date of determination, the sum of (1) the product of (i) the aggregate number of outstanding primary shares of common stock of such Person (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of such common stock) and (ii) the average closing price of such common stock over the 20 consecutive trading days immediately preceding such date of determination, plus (2) the stated liquidation preference of any outstanding shares of preferred stock of such Person outstanding as of such date of determination.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

            "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "Unrestricted Subsidiary" means, with respect to any Credit Party other than Soucy Inc., (a) any Subsidiary of such Credit Party, that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of any such Credit Party, as provided below) and (b) any Subsidiary of any such Unrestricted Subsidiary. The Board of Directors of any Credit Party other than Soucy Inc. may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither such Credit Party nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of such Credit Party or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1026, (iv) neither such Credit Party nor any Restricted Subsidiary has a contract, agreement or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of such Credit Party, and (v) neither such Credit Party nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Soucy Inc. will not designate any of its Subsidiaries to be an Unrestricted Subsidiary. Any such designation by the Board of Directors of such Credit Party shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors of such Credit Party may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to clause (iii) of Section 1008.

            "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S.
Government Obligation evidenced by such depository receipt.

            "U.S. Global Note" has the meaning set forth in Section 201.

            "U.S. Definitive Note" has the meaning set forth in Section 201.

            "Vice President," when used with respect to either of the Issuers or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            "Wood Supply Agreement" means the agreement for the supply of wood dated as of the Closing Date between Timberlands and the Company.

            SECTION 102.  Compliance Certificates and Opinions.

            Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1007) shall include:

            (1) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement to the effect that, in the opinion of each such individual or such firm, he or she has or they have made such examination or investigation as is necessary to enable him, her or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual or such firm, such covenant or condition has been complied with.

            SECTION 103.  Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 104.  Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

            (d) If the Issuers shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 105.  Notices, etc., to Trustee, Issuers and Agent Bank.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture (or related documentation, including, without limitation, the Collateral Documents) to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration,

            (2) the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuers addressed to them at the address of their principal office, for the attention of the Chief Financial Officer, specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuers, or

            (3) the Agent Bank by the Issuers, the Trustee or any Holder shall be sufficient for any purpose hereunder if made, given, furnished or delivered, in writing to or with the Agent Bank addressed to it as set forth in the Bank Credit Agreement, or at any other address previously furnished in writing to the Issuers and the Trustee by the Agent Bank.

            SECTION 106.  Notice to Holders; Waiver.

            Where this Indenture provides for notice of any event to Holders of Notes by the Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

            In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            SECTION 107.  Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 108.  Successors and Assigns.

            All covenants and agreements in this Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.

            SECTION 109.  Separability Clause.

            In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 110.  Benefits of Indenture.

            Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 111.  Governing Law.

            This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions; and, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with any other provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

            SECTION 112.  Legal Holidays.

            In any case where any Interest Payment Date or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity or Maturity, as the case may be.

            SECTION 113.  Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

            SECTION 114.  No Recourse Against Others.

            A director, officer, employee, stockholder, incorporator or member, as such, of Brant-Allen or any Credit Party and the subsidiaries of the Credit Parties (other than a Guarantor) shall not have any liability for any obligations of the Issuers under the Notes, any Guarantee or this Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.


                                  ARTICLE TWO

                                  NOTE FORMS

            SECTION 201.  Forms Generally.

            The Initial Notes shall be known as the "10% Senior Secured Notes due 2007" and the Exchange Notes shall be known as the "10% Series B Senior Secured Notes due 2007," in each case, of the Issuers. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Issuers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

            The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Issuers executing such Notes, as evidenced by their execution of such Notes.

            Initial Notes offered and sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "U.S. Global Note"), deposited with the Trustee or its duly appointed agent, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee or its duly appointed agent, as custodian for the Depositary or its nominee, and noted on the schedule to the U.S. Global Note, as hereinafter provided; provided that, regardless of such adjustments and notations, the aggregate principal amount of the Notes shall not exceed the aggregate principal amount of the Notes then Outstanding and shall in no event exceed $100,000,000.

            Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of a single permanent global Note in substantially the form set forth in Exhibit A (the "Offshore Global Note") deposited with the Trustee or its duly appointed agent, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee or its duly appointed agent, as custodian for the Depositary or its nominee, and noted on the schedule to the U.S. Global Note, as herein provided; provided that, regardless of such adjustments and notations, the aggregate principal amount of the Notes shall not exceed the aggregate principal amount of the Notes then Outstanding and shall in no event exceed $100,000,000.

            Initial Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be (i) in the form of permanent certificated Notes substantially in the form set forth in Exhibit A and contain the Private Placement Legend as set forth in Section 203 (the "U.S. Definitive Notes") or (ii) in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Definitive Notes"), respectively, as hereinafter provided.

            The Offshore Definitive Notes and the U.S. Definitive Notes are sometimes collectively herein referred to as the "Definitive Notes." The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."

            Exchange Notes shall be issued substantially in the form set forth in Exhibit A.

            SECTION 202.  Form of Trustee's Certificate of Authentication.

            Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

            This is one of the Notes referred to in the within-mentioned Indenture.

                                          CRESTAR BANK,
                                             as Trustee

            Dated: December 1, 1997       By:  s/s S. A. McMahon
                                               ____________________
                                               Authorized Signatory

            SECTION 203.  Restrictive Legends.

            Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Definitive Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Definitive Notes and Offshore Global Note shall bear the Private Placement Legend on the face thereof until at least 41 days after the Closing Date (the "Offshore Note Exchange Date") and receipt by the Issuers and the Trustee of a certificate substantially in the form provided in Section 204:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
      (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S,
      (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OR THIS SECURITY) OR THE LAST DAY ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR
      (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUERS, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

            SECTION 204. Form of Certificate to Be Delivered upon
Termination of Restricted Period.

                                               On or after January 10, 1998

CRESTAR BANK
919 East Main Street, 10th Floor
Richmond, Virginia  23219

Attention:  Corporate Trust Department

                  Re: BEAR ISLAND PAPER COMPANY, L.L.C. (the "Company") BEAR ISLAND FINANCE COMPANY II ("FinCo" and, together with the Company, the "Issuers")
                        10% Senior Secured Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            This letter relates to $__________ principal amount of Notes represented by the offshore global note certificate (the "Offshore Global Note"). Pursuant to Section 203 of the Indenture dated as of December 1, 1997 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue an Offshore Definitive Note representing the undersigned's interest in the principal amount of Notes represented by the Offshore Global Note, all in the manner provided by the Indenture.

            You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


           Very truly yours,


           [Name of Holder]


           By:____________________________________________________________

                Authorized Signature


                                 ARTICLE THREE

                                   THE NOTES

            SECTION 301.  Amount.

            The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $100,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 311, 312, 906, 1012 or 1022 or
pursuant to an Exchange Offer.

            The Stated Maturity of the Notes shall be December 1, 2007, and they shall bear interest at the rate of 10% per annum from December 1, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on June 1, 1998 and semi-annually thereafter on June 1 and December 1 in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 15 or November 15 immediately preceding such Interest Payment Date (each, a "Regular Record Date"). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period. Interest will be computed on the Notes as specified in Section 310 hereof.

            The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose in The City of New York, or at such other office or agency of the Issuers as may be maintained for such purpose; provided, however, that, at the option of the Issuers, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account in the United States maintained by the payee.

            Holders shall have the right to require the Issuers to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1012 and in the event of certain Asset Sales pursuant to Section 1022.

            The Notes shall be redeemable as provided in Article Eleven and in the Notes.

            SECTION 302.  Denominations.

            The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

            SECTION 303.  Execution, Authentication, Delivery and Dating.

            The Notes shall be executed on behalf of each Issuer by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

            Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of an Issuer shall bind such Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            On Issuer Order, the Trustee shall authenticate for original issue Initial Notes in an aggregate principal amount not to exceed $100,000,000. On Issuer Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $100,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuers that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

            Each Note shall be dated the date of its authentication.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

            In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

            SECTION 304.  Temporary Notes.

            Pending the preparation of definitive Notes, the Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

            If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at the office or agency of the Issuers in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 305.  Registration, Registration of Transfer and Exchange.

            The Notes Registrar (as defined below) shall keep at its Corporate Trust Office a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as the Issuers may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee if it is not the Notes Registrar. The Trustee is hereby initially appointed, and the Trustee accepts its appointment, as note registrar (the Trustee in such capacity, together with any successor Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

            Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor.

            At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuers and the Note Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1012, 1022 or 1108 not involving any transfer.

            The Issuers shall not be required to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

            SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.

            If any mutilated Note is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

            If there shall be delivered to the Issuers and to the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

            Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 307.  Payment of Interest; Interest Rights Preserved.

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment; provided, however, that each installment of interest on any Note may at the Issuers' option be paid
(i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Note Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, other than on an Interest Payment Date that is not a Business Day at the place of payment, shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

            (1) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers , shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Issuers may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section and
Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

            SECTION 308.  Persons Deemed Owners.

            Prior to due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

            SECTION 309.  Cancellation.

            All Notes surrendered for payment, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Issuer Order the Issuers shall direct that cancelled Notes be returned to it.

            SECTION 310.  Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 311.  Book-Entry Provisions for Global Notes.

            (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee or its duly authorized agent as custodian for such Depositary and (iii) bear legends as set forth in
Section 203.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary or the nominee of such Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in Section 312 and (ii) U.S. Definitive Notes or Offshore Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Definitive Notes (in the case of the U.S. Global Note) or Offshore Definitive Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations in an amount equal to the aggregate principal amount of such beneficial interest.

            (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (d) Any U.S. Definitive Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 312, bear the Private Placement Legend.

            SECTION 312.  Transfer Provisions.

            Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note in the Exchange Offer pursuant to an effective
Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

            (a) General. The provisions of this Section 312 shall apply to all transfers involving any Definitive Notes and any beneficial interest in any Global Note.

            (b) Certain Definitions. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Definitive Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Definitive Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

            As used in this Indenture, "Regulation S Certificate" means a certificate substantially in the form set forth in Section 313; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 314; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Issuers to the effect that, and such other certification or information as the Issuers may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            (c)   [Intentionally Omitted]

            (d) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Issuers and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Definitive Note, the transferor checks the box provided on the Definitive Notes to that effect) and (ii) the transferee advises the Issuers and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Issuers the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Definitive Note, the transferee signs the certification provided on the Definitive Notes to that effect); or (B) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

            (e) Procedures and Requirements.

            1. If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

            (A) a U.S. Definitive Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Definitive Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Definitive Note and (z) deliver a new U.S. Definitive Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Definitive Note;

                  (ii) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Definitive Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Definitive Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                  (iii) delivers a Regulation S Certificate and the
            proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Definitive Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Definitive Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            In any of the cases described in this Section 312(e)(1)(A), the Note Registrar shall deliver to the transferor a new U.S. Definitive Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Definitive Note, as applicable.

            (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Definitive Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred,
            (y) deliver a new U.S. Definitive Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                  (iii) delivers a Regulation S Certificate and the
            proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (C) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Definitive Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Definitive Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                  (iii) delivers a Regulation S Certificate and the
            proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

            2. If the proposed transfer occurs on or after the Offshore Notes Exchange Date and the proposed transferor holds:

            (A) a U.S. Definitive Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Definitive Note, then the procedures set forth in Section
            312(e)(1)(A)(i) shall apply;

                  (ii) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply; or

                  (iii) delivers a Regulation S Certificate, then the
            Note Registrar shall cancel such surrendered U.S. Definitive Note and at the direction of the transferee, either:

                        (x) register such transfer in the name of such
                  transferee, record the date thereof in its books and records and deliver a new Offshore Definitive Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Definitive Note, or

                        (y) if the proposed transferee is or is acting
                  through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Definitive Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            In any of the cases described in this Section
      312(e)(2)(A)(i), (ii) or (iii)(x), the Note Registrar shall deliver to the transferor a new U.S. Definitive Note in principal amount equal to the principal amount not being transferred of such surrendered U.S.
      Definitive Note, as applicable.

            (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Definitive Note, then the procedures set forth in Section
            312(e)(1)(B)(i) shall apply; or

                  (ii) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply; or

                  (iii) delivers a Regulation S Certificate, then the
            Note Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                        (x) register such transfer in the name of such
                  transferee, record the date thereof in its books and records and deliver a new Offshore Definitive Note to such transferee in principal amount equal to the amount of such decrease, or

                        (y) if the proposed transferee is or is acting
                  through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.

            (C) an Offshore Definitive Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Definitive Note,
            (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Definitive Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) where the proposed transferee is or is acting
            through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Definitive Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Definitive Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                  (iii) does not make a request covered by Section
            312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii), then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Definitive Note and (z) deliver a new Offshore Definitive Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Definitive Note.

            In any of the cases described in this Section 312(e)(2)(C), the Note Registrar shall deliver to the transferor a new Offshore Definitive
Note in principal amount equal to the principal amount not being transferred of such surrendered Offshore Definitive Note, as applicable.

            (D) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant
            to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) where the proposed transferee is or is acting
            through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                  (iii) does not make a request covered by Section
            312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Definitive Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (f) Execution, Authentication and Delivery of Definitive Notes. In any case in which the Note Registrar is required to deliver a Definitive Note to a transferee or transferor, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, such Definitive Notes.

            (g) Certain Additional Terms Applicable to Definitive Notes. Any transferee entitled to receive a Definitive Note may request that the principal amount thereof be evidenced by one or more Definitive Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

            (h) Transfers Not Covered by Section 312(e). The Note Registrar shall effect and record, upon receipt of a written request from the Issuers so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

            (i) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Issuers) the sufficiency of any such certifications, legal opinions or other information.

            (j) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fifth paragraph of Section 201 (with respect to an Offshore Definitive Note) or the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Definitive Notes), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

            SECTION 313.  Form of Regulation S Certificate.

                           Regulation S Certificate

To:   Crestar Bank,
           as Trustee (the "Trustee")
      919 East Main Street, 10th Floor
      Richmond, Virginia  23219

      Attention:  Corporate Trust Trustee Administration

      Re: Bear Island Paper Company, L.L.C. (the "Company") Bear Island Finance Company II ("Finco" and, together with the Company, the "Issuers")
                  10% Senior Secured Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

            1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

            2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States.

            3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

            4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, or we are an officer or director of either of the Issuers or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

            You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [NAME OF SELLER]


                                    By:__________________________
                                        Name:
                                        Title:
                                        Address:


Date of this Certificate:  __________ __, 199_


            SECTION 314.  Form of Rule 144A Certificate.

                            Rule 144A Certificate

To:   Crestar Bank,
           as Trustee (the "Trustee")
      919 East Main Street, 10th Floor
      Richmond, Virginia  23219

      Attention:  Corporate Trust Trustee Administration

      Re: Bear Island Paper Company, L.L.C. (the "Company") Bear Island Finance Company II ("Finco" and, together with the Company, the "Issuers")
                  10% Senior Secured Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Issuers the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

            You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [NAME OF PURCHASER]


                                    By:__________________________
                                       Name:
                                       Title:
                                       Address:


Date of this Certificate:  __________ __, 199_

            SECTION 315.  CUSIP Numbers.

            The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.


                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

            SECTION 401.  Satisfaction and Discharge of Indenture.

            This Indenture, upon Issuer Request, shall cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for herein) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

            (1)   either

                  (A) (i) all the Notes theretofore authenticated and
            delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
            Section 306) and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003, have been delivered to the Trustee for cancellation; or

                  (B) all Notes not theretofore delivered to the Trustee
            for cancellation

                        (i)   have become due and payable, or

                        (ii) will become due and payable at their Stated
                  Maturity within one year, or

                        (iii) are to be called for redemption within one
                  year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Issuers, at the expense of the Company,

            and the Company, FinCo or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (2) the Company, FinCo or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuers; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 606, the obligations of the Issuers to any Authenticating Agent under
Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

            SECTION 402.  Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                 ARTICLE FIVE

                                   REMEDIES

            SECTION 501.  Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

            (2) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

            (3) default in the performance, or breach, of the provisions of Article Eight, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1012 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 1022;

            (4) default in the performance, or breach, of any covenant or warranty of the Company, any Security Party, Brant-Allen or any Guarantor contained in this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (1), (2) or (3) above) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of all Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (5) (A) one or more defaults in the payment of principal of (or premium, if any, on) Indebtedness of the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries aggregating $5.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment prior to the stated maturity thereof);

            (6) any Holder of any Indebtedness in excess of $5.0 million in the aggregate of the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries shall notify the Trustee of the intended sale or disposition of any assets of any such party that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries pursuant to the terms of any agreement or instrument evidencing any such Indebtedness or in accordance with applicable law;

            (7) one or more final judgments or orders shall be rendered against the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries for the payment of money, either individually or in an aggregate amount, in excess of $5.0 million and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

            (8) any Guarantee ceases in any material respect to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture);

            (9) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries under a Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

            (10) the institution by the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under a Bankruptcy Law or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Security Party, any Guarantor or any of their respective Restricted Subsidiaries or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

            (11) any of the Collateral Documents shall cease in any material respect to be in full force and effect or shall cease in any material respect to give the Trustee and any collateral trustee under the Collateral Documents the Liens, rights, powers and privileges purported to be created thereby; or

            (12) default in the performance, or breach, of any covenant or warranty of the Issuers, the Security Parties or Brant-Allen under the Collateral Documents and continuance of such default for a period of 30 days after written notice thereof shall have been given as provided in clause (4) above.

            SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 501) occurs and is continuing, then in every such case the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in clause (9) or (10) of Section 501 occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

            At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (1) the Issuers have paid or deposited with the Trustee a sum sufficient to pay

                  (A)   all overdue interest on all Outstanding Notes,

                  (B) all unpaid principal of (and premium, if any, on)
            any Outstanding Notes that has become due otherwise than by such declaration of acceleration, together with interest on such unpaid principal at the rate borne by such Notes,

                  (C) to the extent that payment of such interest is
            lawful, interest on overdue interest and overdue principal at the rate or rates borne by such Notes, and

                  (D) all sums paid or advanced by the Trustee hereunder
            and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

            (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be automatically annulled, waived and rescinded if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or the default that is the basis for such Event of Default has been cured, and written notice of such discharge or rescission or cure, as the case may be, shall have been given to the Trustee by the Issuers and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

            SECTION 503. Collection of Indebtedness and Suits for
Enforcement by Trustee.

            The Issuers covenant that if

            (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

            (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Issuers will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any Guarantor (in accordance with the applicable Guarantee) or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers, any Guarantor or any other obligor upon such Notes, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 504.  Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor, including any Guarantor, upon the Notes or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 505. Trustee May Enforce Claims Without Possession of
Notes.

            All rights of action and claims under this Indenture, the Notes or any Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            SECTION 506.  Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First:  To the payment of all amounts due the Trustee under
      Section 606;

            Second: To the Holders in payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

            Third: The balance, if any, to the Person or Persons entitled thereto, including the Issuers or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct.

            SECTION 507.  Limitation on Suits.

            No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner herein provided and for the equal and ratable benefit of all Holders.

            SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

            Notwithstanding any other provision in this Indenture or the Intercreditor Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Note on the respective Stated Maturities expressed in such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            SECTION 509.  Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 510.  Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 511.  Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 512.  Control by Holders.

            The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that

            (1)   conflicts with any rule of law or with this Indenture,

            (2)   might involve it in personal liability, or

            (3) the Trustee determines may be unjustly prejudicial to the Holders of Notes;

and, subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 513.  Waiver of Past Defaults.

            Subject to Section 902 and the last paragraph of Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past or existing defaults and its consequences under this Indenture or any Guarantee, except a continuing default

            (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note as specified in clauses (1) and (2) of Section 501, or

            (2) in respect of a covenant or provision hereof which under Article Nine hereunder cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and any Guarantee; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            SECTION 514.  Waiver of Stay or Extension Laws.

            Each of the Issuers, the Security Parties, Brant-Allen, any Guarantors and any other obligors on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers, the Security Parties, Brant-Allen, any Guarantors and any other obligors on the Notes (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  THE TRUSTEE

            SECTION 601.  Notice of Defaults.

            Within five days after the earlier of receipt from the Issuers of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit to each Holder of the Notes, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) with respect to Notes, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

            SECTION 602.  Certain Rights of Trustee.

            Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

            (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors of either Issuer may be sufficiently evidenced by a Board Resolution of such Issuer;

            (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

            (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

            (9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes.

            The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, including holding the security constituted by the Collateral Documents and exercising its rights and performing its obligations as Trustee under the Collateral Documents for the benefit of the Holders, including acting as fonde de pouvoir for the Holders under the Hypothec Agreement; and that the statements to be made by it in its Statement of Eligibility on Form T-1 supplied to the Issuers will be true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

            SECTION 604.  May Hold Notes.

            The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

            SECTION 605.  Money Held in Trust.

            All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

            SECTION 606.  Compensation and Reimbursement.

            The Issuers agree:

            (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) to indemnify each of the Trustee or any predecessor Trustee (in its capacity as Trustee) and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            The obligations of the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Issuers, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or
Section 501(10), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation of the Trustee for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

            SECTION 607.  Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and (5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. A Trustee who resigns shall be subject to TIA Section 311(a) to the extent indicated therein.

            SECTION 608.  Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

            (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

            (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

            (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of TIA Sections 310(a)(1) and (5) and 310(b), or

            (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or an order for relief is entered into with respect to the Trustee under any Bankruptcy Law or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA
Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Notes shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

            (f) The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

            SECTION 609.  Acceptance of Appointment by Successor.

            (a) Each successor Trustee shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee under this Indenture; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. The successor Trustee and the retiring Trustee will, to the extent the successor Trustee deems it necessary or advisable, execute and deliver such further assignments, conveyances and instruments to vest the successor trustee with all of the rights, powers and security constituted by the Collateral Documents in favor of the Trustee for the benefit of the Holders and, in the case of the Hypothec Agreement, to confirm that the successor Trustee is acting as fonde de pouvoir for the Holders under the Hypothec Agreement.

            (b) Upon request of any such successor Trustee, the Issuers, the Security Parties and Brant-Allen shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

            (c) No successor Trustee shall accept its appointment unless at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

            SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            SECTION 611.  Appointment of Authenticating Agent.

            At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuers. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

            Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that it will perform and carry out the duties of an Authenticating Agent herein set forth including, among other things, the duties to authenticate and deliver Notes when presented to it in connection with exchanges or transfers of Notes (but not upon the original issue thereof or in cases of replacement of Notes mutilated, defaced, lost or stolen); it will furnish from time to time as requested by the Issuers or the Trustee appropriate records of all transactions carried out by it as authenticating agent and will furnish the Issuers or the Trustee such other information and reports by it as the Issuers or the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent and will notify the Issuers and the Trustee promptly if it shall cease to be so qualified; it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claims asserted against the Trustee by reason of any acts or failures to act of the authenticating agent but it shall have no liability for any action taken by it at the specific direction of the Trustee.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Issuers agree to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuers and such Authenticating Agent.

            If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

            This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                    CRESTAR BANK,
                                       as Trustee

                                    By__________________________________
                                              as Authenticating Agent

                                    By__________________________________
                                                Authorized Officer

            SECTION 612.  Appointment of Trustee as Fonde de Pouvoir.

            The Trustee is hereby appointed and hereby accepts its appointment as fonde de pouvoir (power of attorney) of the Holders as contemplated by article 2692 of the Civil Code of Quebec to enter into, to take and to hold, on behalf of, and for the benefit of each of the Holders, any hypothec granted to secure payment of the Notes, and to exercise such power and duties which are conferred upon the Trustee under any deed of hypothec or herein or under any other agreement. Any person who becomes a Holder shall be deemed to have consented to and confirmed the Trustee as fonde de pouvoir and to have ratified as of the date he or she becomes a Holder all actions taken by the fonde de pouvoir.


                                 ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

            SECTION 701.  Disclosure of Names and Addresses of Holders.

            Every Holder of Notes, by receiving and holding the same, agrees with the Issuers and the Trustee that none of the Issuers or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

            SECTION 702.  Reports by Trustee.

            Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee if required shall transmit to the Holders of Notes (with a copy to the Issuers at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).


                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

            SECTION 801. Issuers May Consolidate, etc., Only on Certain
Terms.

            Each of the Credit Parties shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such Credit Party and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto:

            (i) either (A) such Credit Party shall be the continuing corporation (or limited liability company) or (B) the Person (if other than such Credit Party) formed by such consolidation or into which such Credit Party or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of such Credit Party and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (1) will be a corporation, partnership, limited liability company or trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every other obligation of this Indenture on the part of such Credit Party to be performed or observed;

            (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of such Credit Party or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

            (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of such Credit Party or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of such Credit Party (or of the Surviving Entity if such Credit Party is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of such Credit Party immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments;

            (iv) with respect to the Company and Soucy Inc., immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), (I) in the case of the Company, the Company (or the Surviving Entity, if as a result of such transaction or transactions, the Company does not continue as an obligor under this Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 1008 and (II) in the case of Soucy Inc., Soucy Inc. (or the Surviving Entity, if as a result of such transaction or transactions, Soucy Inc. does not continue as a party under this Indenture) could incur $1.00 of additional Indebtedness under clause (c)(v) of the definition of "Permitted Security Party Indebtedness";

            (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee will apply to such Person's obligations under this Indenture and under the Notes; and

            (vi) if any of the property or assets of such Credit Party or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1010 or 1016, as the case may be, are complied with; provided that the provisions of this Section 801 will not apply to any transaction consummated under (x) clause (i) or (ii) of paragraph (b) under Section 1018 and (y) paragraph (d) under
      Section 1022.

            In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the relevant Credit Party or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate (attaching the authentic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            SECTION 802.  Successor Substituted.

            Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of any Credit Party or its Subsidiaries in accordance with Sections 801, the successor Person formed by such consolidation or into which such Credit Party or such Subsidiary is merged or the successor Person to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Credit Party under this Indenture with the same effect as if such successor had been named as such Credit Party herein; and thereafter, except in the case of a lease, such Credit Party shall be discharged from all obligations and covenants under this Indenture and the Notes.


                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

            SECTION 901.  Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holders, the Issuers, the Security Parties, Brant-Allen or any Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, on form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another Person to the Issuers, the Security Parties, a Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Issuers, the Security Parties, Brant-Allen, a Guarantor or any other obligor, as the case may be, in this Indenture and in the Notes and in any Guarantee in accordance with Article Eight;

            (2) to add to the covenants of the Issuers, the Security Parties, Brant-Allen, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers, the Securities Parties, or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes, the Collateral Documents or in any Guarantee;

            (3) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or in any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes, the Collateral Documents or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders of the Notes;

            (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

            (5) to add a Guarantor of the Notes under this Indenture;

            (6) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

            (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of obligations of the Issuers, the Security Parties, any Guarantor and any other obligor under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

            SECTION 902.  Supplemental Indentures with Consent of Holders.

            With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes that are affected thereby, by Act of said Holders delivered to the Issuers, the Security Parties, Brant-Allen, any Guarantor and the Trustee, such entities, when authorized by or pursuant to their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

            (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

            (2) amend, change or modify any of the provisions of Section 1012 or 1022 including any definitions relating thereto;

            (3) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

            (4) modify any provisions of this Section, Section 513 or
      Section 1028, except to increase the percentage in principal amount of the Outstanding Notes required to take any of the actions described therein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

            (5) except as otherwise permitted under Article Eight and
      Section 1018, consent to the assignment or transfer by the Issuers, the Security Parties, Brant-Allen or any of their respective Subsidiaries of any of their rights or obligations under this Indenture; or

            (6) amend or modify any of the provisions of this Indenture or the Notes or any Guarantee of the Notes or any of the Collateral Documents relating to the Collateral in any manner adverse to the Holders of the Notes.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 903.  Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 904.  Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 905.  Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

            SECTION 906.  Reference in Notes to Supplemental Indentures.

            Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

            SECTION 907.  Notice of Supplemental Indentures.

            Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuers shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.


                                  ARTICLE TEN

                                   COVENANTS

            SECTION 1001. Payment of Principal, Premium, If Any, and
Interest.

            The Issuers covenant and agree for the benefit of the Holders of Notes that they will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

            SECTION 1002.  Maintenance of Office or Agency.

            The Issuers will maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment (the "Place of Payment"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers hereby designate the Corporate Trust Office as the Place of Payment.

            The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of the Place of Payment. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

            The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            SECTION 1003.  Money for Notes Payments to Be Held in Trust.

            If either of the Issuers shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Issuers shall have one or more Paying Agents for the Notes, they will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of their action or failure so to act.

            The Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment of principal of (or premium, if any) or interest on the Notes; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

            SECTION 1004.  Corporate Existence.

            Subject to Article Eight and Section 1018, each of the Issuers, the Security Parties and Brant-Allen will do or cause to be done all things necessary to preserve and keep in full force and effect the limited liability company or corporate, as the case may be, or other existence, rights (charter and statutory) and franchises of such entity and any Restricted Subsidiary of such entity; provided, however, that, subject to the other provisions of this Indenture, each such entity shall not be required to preserve any such right or franchise, or the existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 1005.  Payment of Taxes and Other Claims.

            Each of the Issuers, the Security Parties and Brant-Allen will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon such entity, if any, or any Subsidiary or upon the income, profits or property of such entity, if any, or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a lien (other than a Permitted
Lien) upon the property of such entity or any Subsidiary; provided, however, that such entity shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

            SECTION 1006.  Maintenance of Properties.

            Each of the Issuers and the Security Parties will cause all material properties owned by such entity or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition and working order (except ordinary wear and tear) and supplied with all necessary equipment and will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of such entity may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent such entity or any of its respective Restricted Subsidiaries from discontinuing the maintenance or operation of any of such properties if such discontinuance is, in the judgment of such entity, desirable in the conduct of its business or the business of any Restricted Subsidiary and not, in the judgment of such entity, disadvantageous in any material respect to the Holders.

            SECTION 1007.  Statement by Officers as to Default.

            (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of each of the Credit Parties' compliance with all conditions and covenants under this Indenture since the beginning of such quarter or such year, as the case may be. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

            (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Issuers or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

            SECTION 1008.  Limitation on Indebtedness of the Company.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, except for Indebtedness (including Acquired Indebtedness) of the Company so long as at the time of such incurrence or issuance the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred, and the application of such proceeds had occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness were incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition had occurred on the first day of such four-quarter period), would have been at least equal to 2.0 to 1.0.

            SECTION 1009.  Limitation on Restricted Payments by the Company.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 and (3) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture shall not exceed the sum of:

            (A) 50% of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's first fiscal quarter after the date of this Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss); plus

            (B) 75% of the aggregate net cash proceeds received after the date of this Indenture by the Company as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company; provided that, after the date upon which the Company shall have reduced its Total Committed Debt to an amount that is not greater than $105 million, such calculation shall be adjusted to 100% of the aggregate net cash proceeds of such transactions occurring after such date; plus

            (C) 75% of the aggregate net cash proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any Subsidiary) of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for shares of Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; provided that, after the date upon which the Company shall have reduced its Total Committed Debt to an amount that is not greater than $105 million, such calculation shall be adjusted to 100% of the aggregate net proceeds of such transactions occurring after such date; plus

            (D) to the extent not otherwise included in the Consolidated Adjusted Net Income of the Company, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in Unrestricted Subsidiaries resulting from the payments in cash of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the date of this Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed the total amount of Investments (other than Permitted Investments) made in such Unrestricted Subsidiary by the Company and its Restricted Subsidiaries.

            (b) Notwithstanding paragraph (a) above, the Company may take the following actions so long as no Default or Event of Default shall have occurred and be continuing:

            (i) the payment of any dividend or the making of any distribution within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend or distribution would have complied with the provisions of paragraph
      (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

            (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company by conversion into, or by or in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company;

            (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated
      Indebtedness of the Company by conversion into, or by or in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company;

            (iv) the purchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount thereof in the event of a change of control in accordance with provisions substantially similar to those of Section 1012; provided that prior to such purchase the Change of Control Offer as provided in Section 1012 has been made with respect to the Notes and all Notes validly tendered for payment in connection with such Change of Control Offer have been purchased;

            (v) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has
      (x) an Average Life either (I) longer than the Average Life of the Notes or (II) equal to or greater than the Average Life of the Subordinated Indebtedness that is being purchased, redeemed, defeased, acquired or retired and (y) a final Stated Maturity of principal either (I) later than the final Stated Maturity of the principal of the Notes or (II) no earlier than the Subordinated Indebtedness being purchased, redeemed, defeased, acquired or retired;

            (vi) the payment by the Company of certain amounts on account of that portion of the federal, state, local and foreign income tax liability of the direct and indirect equityholders of the Company that is attributable to their interests in the Company determined at the highest combined marginal federal, state, local and foreign tax rate for the taxable year applicable to the type of entity or individual with respect to taxes of which the payment is to be made pursuant to this clause (vi); provided, however, that if any direct holder of an equity interest in the Company is not treated as a pass-through entity by a taxing authority and, as a result, such direct holder has a tax liability attributable to its ownership of an equity interest in the Company, the Company shall make no payment to any indirect holder of an equity interest in the Company that owns such interest through such direct holder with respect to the tax imposed by such taxing authority, but will, in all events, pay such tax liability of the direct holder; provided further that the amount of the payments pursuant to this clause (vi) for any taxable year shall not exceed the product of the taxable income of the Company for such taxable year multiplied by the highest combined marginal federal, state and local tax rate for the taxable year applicable to the type of entity or individual with respect to taxes of which the payment is to be made pursuant to this clause (vi);

            (vii) the payment of a distribution by the Company on the Closing Date for Brant-Allen to recover expenses incurred on behalf of the Credit Parties in connection with the Acquisition, the Timberlands Acquisition and the related financings; provided that such dividend shall not exceed an aggregate of $2.0 million;

            (viii)the payment by the Company of management fees to Brant-Allen (or any of its Subsidiaries or Affiliates) in an amount per annum not in excess of 3% of the revenues (less transportation costs) of the Company in the applicable fiscal year, of which no more than one third may be in cash; and

            (ix) the payment of a distribution by the Company on the Closing Date to Brant-Allen in an amount equal to the total federal, state, local and foreign tax liabilities of Brant-Allen, Peter Brant and Joseph Allen arising as a result of their direct and indirect ownership of equity interests in the Company's predecessor, Bear Island Paper Company, L.P., during 1997 through the Closing Date, as calculated by the Company's Vice President of Finance and recalculated by the Company's independent accountants; provided, however, that the amount of the payment pursuant to this clause (ix) shall not exceed the product of the taxable income of such predecessor during such period multiplied by the highest combined marginal federal, state and local tax rates applicable to the type of entity or individual with respect to taxes of which the payment is to be made pursuant to this clause (ix) in the United States during 1997.

The actions described in clauses (i), (ii), (iii), (iv) and (viii) (to the extent that the fees paid in cash referred to in clause (viii) exceed 1% of the revenues (less transportation costs) of the Company) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause
(3) of paragraph (a) above and the actions described in clauses (v),
(vi), (vii), (viii) (to the extent that the fees paid in cash referred to in clause (viii) do not exceed 1% of the revenues (less transportation costs) of the Company) and (ix) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

            (c) In computing Consolidated Adjusted Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. In addition, in computing the amounts under clauses (B) and (C) under paragraph (a) above, to the extent that the Company issues shares of Qualified Capital Stock to Brant-Allen in exchange for management fees under the Management Services Agreement, the value of such shares shall be excluded.

            SECTION 1010.  Limitation on Liens of the Company.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary of the Company, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability so secured by such Lien, in each case, for so long as such obligation is secured by such Lien.

            SECTION 1011. Guarantees by Restricted Subsidiaries of the
Company.

            (a) If, after the Closing Date, the Company or any of its Subsidiaries acquires or forms a Restricted Subsidiary, the Company shall cause any such Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to such Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes issued under such Indenture on a senior basis and (ii) deliver to such Trustee an opinion of counsel reasonably satisfactory to such Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture.

            (b) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not a Restricted Subsidiary of the Company, of all of the Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture).

            SECTION 1012.  Purchase of Notes upon a Change of Control.

            (a) If a Change of Control shall occur at any time, then each Holder of Notes will have the right to require that the Issuers purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

            (b) Within 20 days following any Change of Control, the Issuers shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Issuers default in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and
(viii) the circumstances and relevant facts regarding such Change of Control.

            (c) The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            (d) The Issuers shall comply with the applicable tender offer rules, including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

            (e) The Issuers shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing or under Indebtedness as in effect on the date of this Indenture or under any agreement that extends, renews, refinances or replaces any agreement governing such restrictions or Indebtedness, provided that the restrictions contained in such new agreement are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced or replaced) that would materially impair the ability of the Issuers to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

            SECTION 1013. Limitation on Indebtedness of the Security
Parties.

            Each of the Security Parties shall not, and shall not permit any of its Restricted Subsidiaries to, incur Indebtedness (including any Acquired Indebtedness), other than Permitted Security Party Indebtedness.

            SECTION 1014. Limitation on Restricted Payments by Timberlands.

            (a) Timberlands shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of Timberlands, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 1008 and (3) the aggregate amount of all Restricted Payments by Timberlands declared or made after the date of this Indenture shall not exceed the sum of:

            (A) 50% of the Consolidated Adjusted Net Income of Timberlands accrued on a cumulative basis during the period beginning on the first day of Timberlands' first fiscal quarter after the date of this Indenture and ending on the last day of Timberlands' last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss); plus

            (B) 75% of the aggregate net cash proceeds received after the date of this Indenture by Timberlands as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of Timberlands (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of Timberlands; provided that, after the date upon which the Company shall have reduced its Total Committed Debt to an amount that is not greater than $105 million, such calculation shall be adjusted to 100% of the aggregate net cash proceeds of such transactions occurring after such date; plus

            (C) 75% of the aggregate net cash proceeds received after the date of this Indenture by Timberlands from the issuance or sale (other than to any Subsidiary) of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for shares of Qualified Capital Stock of Timberlands, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by Timberlands at the time of such conversion or exchange; provided that, after the date upon which the Company shall have reduced its Total Committed Debt to an amount that is not greater than $105 million, such calculation shall be adjusted to 100% of the aggregate net proceeds of such transactions occurring after such date; plus

            (D) to the extent not otherwise included in the Consolidated Adjusted Net Income of Timberlands, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in Unrestricted Subsidiaries resulting from the payments in cash of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Timberlands or a Restricted Subsidiary after the date of this Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary by Timberlands and its Restricted Subsidiaries.

            (b) Notwithstanding paragraph (a) above, Timberlands may take the following actions so long as no Default or Event of Default shall have occurred and be continuing:

            (i) the payment of any dividend or the making of any distribution within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend or such distribution would have complied with the provisions of paragraph
      (a) above and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

            (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Timberlands in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to any Subsidiary) of, shares of Qualified Capital Stock of Timberlands;

            (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated
      Indebtedness of Timberlands in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to any Subsidiary) of, shares of Qualified Capital Stock of Timberlands;

            (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Timberlands in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness of Timberlands so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by Timberlands as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of Timberlands incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has (x) an Average Life either (I) longer than the Average Life of the Notes or (II) equal to or greater than the Average Life of the Subordinated Indebtedness that is being purchased, redeemed, defeased, acquired or retired and (y) a final Stated Maturity of principal either (I) later than the final Stated Maturity of principal of the Notes or (II) no earlier than the Subordinated Indebtedness being purchased, redeemed, defeased, acquired or retired;

            (v) the payment by Timberlands of certain amounts on account of that portion of the federal, state, local and foreign income tax liability of the direct and indirect equityholders of Timberlands that is attributable to their interests in Timberlands determined at the highest combined marginal federal, state, local and foreign tax rate for the taxable year applicable to the type of entity or individual with respect to taxes of which the payment is to be made pursuant to this clause (v); provided, however, that if any direct holder of an equity interest in Timberlands is not treated as a pass-through entity by a taxing authority and, as a result, such direct holder has a tax liability attributable to its ownership of an equity interest in Timberlands, Timberlands shall make no payment to any indirect holder of an equity interest in Timberlands that owns such interest through such direct holder with respect to the tax imposed by such taxing authority, but will, in all events, pay such tax liability of the direct holder; provided further that the amount of the payments pursuant to this clause (v) shall not exceed the product of the taxable income of Timberlands multiplied by the highest combined marginal federal, state and local tax rate for the taxable year applicable to the type of entity or individual with respect to taxes of which the payment is to be made pursuant to this clause (v);

            (vi) the payment by Timberlands of any dividend or distribution to Brant-Allen (A) to enable Brant-Allen to repay or prepay all or a portion of principal, premium or interest on the Indebtedness under the Timberlands Loan or (B) from the proceeds of any Asset Sale by Timberlands to enable Brant-Allen to repay or prepay all or a portion of the principal, premium or interest on Indebtedness under the Timberlands Loan or Indebtedness of the Company in accordance with paragraph (b) of Section 1022; and

            (vii) the payment of a distribution by Timberlands on the Closing Date to Brant-Allen (A) to cover or recover expenses incurred on behalf of the Credit Parties and the escrow deposit by Brant-Allen in connection with the Acquisition, the Timberlands Acquisition and the related financings and (B) in an amount equal to the total federal, state, local and foreign tax liabilities of Brant-Allen, Peter Brant and Joseph Allen arising as a result of their direct and indirect ownership of equity interests in Timberlands' predecessor, Bear Island Timberlands Company, L.P., during 1997 through the Closing Date, as calculated by Timberlands' Vice President of Finance and recalculated by Timberlands' independent accountants; provided that such distribution shall not exceed an aggregate of $5.3 million.

The actions described in clauses (i), (ii) and (iii) of this paragraph
(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clauses (iv), (v), (vi) and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

            (c) In computing Consolidated Adjusted Net Income of Timberlands under paragraph (a) above, (1) Timberlands shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of Timberlands for the remaining portion of such period and (2) Timberlands shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of Timberlands that are available on the date of determination.

            SECTION 1015. Limitation on Certain Restricted Payments by
Soucy Inc.

            Soucy Inc. shall not make any Soucy Restricted Payment unless, immediately after giving effect to such Soucy Restricted Payment, the Consolidated Tangible Net Worth of Soucy Inc. will be equal to or greater than Cdn$32.0 million; provided that this Section 1015 shall not apply to (i) any dividends or distributions by Soucy Inc. to Brant-Allen in order to repay Indebtedness of Brant-Allen in accordance with Section 1018 or Section 1022 or (ii) the payment by Soucy Inc. of management, transportation, sales and royalty fees to Brant-Allen in accordance with clause (b)(v) of Section 1021.

            SECTION 1016.  Limitation on Liens of the Security Parties.

            Each of the Security Parties shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon.

            SECTION 1017. Limitation on Guarantees of Company Indebtedness by the Security Parties and Their Restricted Subsidiaries.

            (a) Each of the Security Parties shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company; provided that such Security Party or such Restricted Subsidiary may do so if (i) (A) in any case when such entity is not then already a Guarantor, such entity simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such entity and (B) with respect to any guarantee of Subordinated Indebtedness of the Company by any such entity, any such guarantee shall be subordinated to such entity's Guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness of the Company is subordinated to the Notes and (ii) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Guarantee.

            (b) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph
(a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

            SECTION 1018. Limitation on Sales of Collateral Stock by Brant-Allen and Certain Other Transactions by Brant-Allen.

            (a) Brant-Allen shall not, and shall not permit any of its Subsidiaries or other Affiliates to, directly or indirectly, (i) sell, or agree to sell, any of the shares of Capital Stock of Timberlands or Soucy Inc., (ii) create, incur, assume, or suffer to exist any Lien of any kind (other than Liens incurred in connection with the Bank Credit Agreement, the Timberlands Loan or the Notes) on or with respect to the shares of Capital Stock of Timberlands or Soucy Inc. or (iii) permit Timberlands or Soucy Inc., in a single transaction or through a series of related transactions, to consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons.

            (b) Notwithstanding the foregoing, Brant-Allen may allow the following:

            (i) Brant-Allen may, directly or indirectly, sell, convey, transfer or otherwise dispose of all of (but not less than all of) the shares of Capital Stock of either of the Security Parties for cash;

            (ii) Brant-Allen may, directly or indirectly, sell, convey, transfer or otherwise dispose of all or any portion of its shares of Capital Stock in Timberlands (and Brant-Allen may permit Timberlands to sell, convey, transfer or otherwise dispose of all or substantially all of its assets) in exchange for consideration consisting of the shares of Capital Stock of another entity or of a combination of cash and the shares of Capital Stock of another entity, but only if (A) such entity is required to file (and is filing) reports pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934, (B) such shares of Capital Stock are freely tradeable on a national securities exchange (as such term is defined in Section 6 of the Exchange Act) or automated quotation system, or can become freely tradeable on such exchange or quotation system within 90 days of receipt by Brant-Allen of such Capital Stock, (C) such entity has a Total Market Value of Equity of not less than $250 million and (D) the Indebtedness, if any, of such entity is rated Investment Grade; and

            (iii) Any transaction or transactions (other than those specified in (i) and (ii) above) complying with the provisions of Article Eight; provided that the consideration to Brant-Allen for such transaction is cash and/or shares of Capital Stock of the Surviving Entity;

provided that (x) the Net Cash Proceeds, if any, of any such transaction shall be utilized to repay Indebtedness of the Credit Parties in the same order of priority as provided for the Net Cash Proceeds of the Asset Sales of Timberlands or Soucy Inc., as the case may be, under paragraph
(b) of Section 1022 (and that any such Net Cash Proceeds that are not so utilized shall be treated as Excess Proceeds of an Asset Sale by the relevant Security Party under such Section 1022); (y) if the Surviving Entity of such transaction is not one of the Security Parties, Brant-Allen causes the shares of Capital Stock of the Surviving Entity that are beneficially owned, directly or indirectly, by Brant-Allen or the Permitted Holders to become subject to a Lien in favor of the Trustee on behalf of the Holders that is at least of the same ranking as the Lien securing the shares of Capital Stock of the applicable Security Party prior to such transaction or series of transactions; provided that Brant-Allen may subsequently sell, convey, transfer or otherwise dispose of all or a portion of such shares of Capital Stock (and the Trustee shall release the Lien secured by such shares of Capital Stock immediately prior to such sale, conveyance, transfer or other disposal) if the Net Cash Proceeds of such transactions are utilized in accordance with clause (x) of this proviso; and (z) no transaction may be concluded in accordance with the foregoing if any such transaction shall involve the two Security Parties, and the Surviving Entity shall be Soucy Inc.

            SECTION 1019. Limitation on Proceeds of Asset Sales by
Subsidiaries.

            Brant-Allen shall utilize all dividends or distributions made to it from the Credit Parties from the Net Cash Proceeds of Asset Sales by such Credit Parties, after deducting the amount of any federal, state, local and foreign taxes owed by Brant-Allen or its owners as a result of such Asset Sales, dividends or distributions, to repay Indebtedness of Brant-Allen or the Credit Parties as provided in clause (b) or (c) of
Section 1022.

            SECTION 1020. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

            Each of the Credit Parties (i) shall not permit any of its Subsidiaries to issue any Capital Stock (other than to such Credit Party or a wholly owned Subsidiary) and (ii) shall not permit any Person (other than such Credit Party or a wholly owned Subsidiary) to own any Capital Stock of any of its Subsidiaries; provided that this Section 1020 shall not apply to the ownership by the partners of Soucy Inc. of their partnership interests in Soucy Partners or any joint venture established by Timberlands pursuant to paragraph (d) of Section 1022.

            SECTION 1021.  Limitation on Transactions with Affiliates.

            (a) Each of the Credit Parties shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of such Credit Party or any of its Restricted Subsidiaries (other than such Credit Party or a wholly owned Restricted Subsidiary of such Credit Party) unless (i) such transaction or series of transactions is on terms that are no less favorable to such Credit Party or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $1.0 million, such Credit Party delivers an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of such Credit Party or, in the event no members of the Board of Directors of such Credit Party are Disinterested Directors with respect to any transaction or series of transactions included in this clause (ii), such Credit Party shall obtain a written opinion from a nationally recognized investment banking firm certifying that such transaction or series of related transactions is fair to such Credit Party or its Restricted Subsidiary, as the case may be, from a financial point of view and (iii) with respect to any transaction or series of related transactions including aggregate consideration in excess of $5.0 million, such Credit Party shall obtain a written opinion from a nationally recognized investment banking firm to the effect set forth in the preceding clause (ii).

            (b) The foregoing provisions in paragraph (a) shall not restrict (i) any Credit Party from paying reasonable and customary regular compensation and fees, expense reimbursement and customary indemnification to directors of such Credit Party or any of its Restricted Subsidiaries who are not employees of such Credit Party or any such Restricted Subsidiary;
(ii) transactions pursuant to the Wood Supply Agreement and the Elebash Agreement, in each case, as in effect on the date of this Indenture which
(A) comply with clause (i) of the foregoing paragraph (a) and (B) are in the ordinary course of business; (iii) transactions pursuant to the Management Services Agreement for aggregate payments by the Company to Brant-Allen (or any of its Subsidiaries or Affiliates) in an amount per annum not in excess of 3% of the revenues (net of transportation costs) of the Company in the applicable fiscal year; provided that (A) at all times, up to 33 1/3% of such fees may be paid by the Company to Brant-Allen in cash and (B) the remainder of such fees may be paid by the Company to Brant-Allen in cash only at such times as such payment is permitted under
Section 1009 and, at all other times, only in the form of Capital Stock of the Company or Indebtedness of the Company if such Indebtedness shall (w) be subordinated in right of payment to the Notes, (x) bear no interest, (y) not require principal payments of any kind on such Indebtedness to be repaid prior to the Stated Maturity of the Notes, and (z) contain no provisions for remedies (including, without limitation, any defaults or any other provisions that would result in the acceleration of the maturity of such Indebtedness); (iv) the payment by Soucy Inc. of management, transportation, sales and royalty fees to Brant-Allen (or any of its Subsidiaries or Affiliates) in an amount per annum not in excess of 9.73% of the consolidated sales (net of transportation costs) of Soucy Inc. in the applicable year; (v) the payment by Soucy Partners of management, transportation, sales and royalty fees to Soucy Inc. in an amount per annum not in excess of 3% of the cumulative annual sales (net of transportation costs) of Soucy Partners; (vi) the sales and marketing of newsprint by Brant-Allen for, or on behalf of, Soucy Inc. and its Subsidiaries consistent with past practice or in the ordinary course of business; and
(vii) Restricted Payments that are permitted by the provisions of this Indenture described above under Section 1009 or 1014.

            SECTION 1022.  Limitation on Sale of Assets.

            (a) Each of the Credit Parties shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the consideration received by such Credit Party or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined by the Board of Directors of such Credit Party, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by such Credit Party or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the most recent balance sheet of such Credit Party) of such Credit Party or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Credit Party or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by such Credit Party or any such Restricted Subsidiary from such transferee that are promptly converted by such Credit Party or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash or Cash Equivalents, as the case may be, for purposes of this provision; and provided further that, (A) as Asset Sales reduce Timberlands' timberlands below 40,000 acres, the Company shall obtain contract rights to purchase amounts of wood sufficient to replace the wood supply which the Company anticipated receiving from the timberlands subject to such further sales and (B) Timberlands may consummate Asset Sales of timberlands in exchange for securities, notes or other obligations of the transferee in such Asset Sales, so long as it does not hold, at any one time, in excess of $1.0 million of such securities, notes or obligations.

            (b) If any Credit Party or any Restricted Subsidiary consummates an Asset Sale, such Credit Party or such Restricted Subsidiary may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, (i) to invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) that will be used in businesses of such Credit Party or such Restricted Subsidiary and any of their respective Restricted Subsidiaries, as the case may be, existing on the Closing Date, and that will be reflected as non-current assets on the balance sheet of the relevant Credit Party or Restricted Subsidiary, as the case may be, in accordance with GAAP; provided that, in the case of the Company, such properties and assets shall become subject to a Lien in favor of the Trustee on behalf of the Holders that is of at least the same ranking as the Lien securing the assets that were subject to such Asset Sale; or (ii) to repay certain Indebtedness, as follows:

            (A) in the case of the Company or its Restricted
      Subsidiaries, to permanently repay or prepay any then outstanding subordinated Indebtedness of the Company or any Indebtedness of its Restricted Subsidiaries;

            (B) in the case of Timberlands or its Restricted Subsidiaries, to make payments in the following order of priority:
      (i) to repay or prepay all or part of the principal, premium, if any, and interest on the Hancock Loan or to make a dividend payment or a distribution to enable Brant-Allen to repay or prepay all or part of the principal, premium, if any, and interest on the Timberlands Loan; and (ii) if the Hancock Loan and the Timberlands Loan shall have been repaid, to the extent permitted by applicable law, to make a dividend payment or distribution to enable Brant-Allen to make a capital contribution to the Company to enable the Company to permanently reduce Total Committed Debt of the Company under the Bank Credit Agreement; and

            (C) in the case of Soucy Inc. or its Restricted Subsidiaries, to make payments in the following order of priority: (i) to permanently reduce the Total Committed Debt of Soucy Inc. or its Restricted Subsidiaries or (ii) to the extent permitted by applicable law, to make a dividend payment or distribution, directly or indirectly, to enable Brant-Allen (x) to make a capital contribution to the Company to enable the Company to permanently reduce the Total Committed Debt of the Company under the Bank Credit Agreement, (y) to repay or prepay all or part of the Timberlands Loan, or (z) to make a capital contribution to Timberlands to enable Timberlands to repay or prepay all or part of the Hancock Loan.

With respect to clause (i) of this paragraph (b), if any such legally binding agreement to invest such Net Cash Proceeds is terminated, then such Credit Party or its Restricted Subsidiary, as the case may be, may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) (without regard to the parenthetical contained in such clause (i) above). The amount of such Net Cash Proceeds or, in the case of any Asset Sale by Soucy Partners or its Subsidiaries, Soucy Inc.'s pro rata share of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

            (c) When the aggregate amount of Excess Proceeds with respect to any of the Credit Parties and its Restricted Subsidiaries exceeds $15.0 million, the relevant Credit Party shall, within 15 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, but only if the consummation of such offer is permitted by applicable law, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 101% of the principal amount of such Note plus accrued interest, if any (the "Offered Price"), to the date such Excess Proceeds Offer is consummated (the "Offer Date"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the relevant Credit Party may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes to be purchased shall be selected on a pro rata basis. Upon completion of such Exceeds Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

            (d) Whenever the Excess Proceeds received by any of the Credit Parties exceed $15.0 million, such Excess Proceeds shall be set aside by such Credit Party in a separate account pending (i) deposit with the Trustee or a paying agent of the amount required to purchase the Notes tendered in an Excess Proceeds Offer, (ii) delivery by such Credit Party of the Offered Price to the holders of the Notes tendered in an Excess Proceeds Offer and (iii) application, as set forth above, of Excess Proceeds for general corporate purposes. Such Excess Proceeds may be invested in Cash Equivalents, provided that the maturity date of any investment shall not be later than the Offer Date. Each of the Credit Parties shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

            (e) If any Credit Party becomes obligated to make an Excess Proceeds Offer pursuant to clause (c) above, the Notes shall be purchased by such Credit Party, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for such Credit Party to comply with the requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Notes tendered.

            (f) Within 15 days after the obligation of any Credit Party to make an Excess Proceeds Offer arises, such Credit Party shall notify the Trustee thereof and give written notice of such Excess Proceeds Offer to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating (i) the Offered Price and the Offer Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;
(ii) that any Note not tendered will continue to accrue interest; (iii) that, unless such Credit Party defaults in the payment of the Offered Price, any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the date of purchase; (iv) that Holders electing to have any Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Offer Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Excess Proceeds Offer.

            (g) The Company shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.

            (h) Notwithstanding the foregoing provisions of Section 1022, Timberlands may contribute, sell, convey, transfer, lease or otherwise dispose of all or a portion of its properties or assets into a joint venture with another entity in exchange for Capital Stock of such joint venture, but only if (i) the Indebtedness of the entity that is the joint venture partner of Timberlands is rated Investment Grade; (ii) an Independent Valuation Agent shall provide a valuation that, on a pro forma basis, the total amount of the Indebtedness of such joint venture following the contributions by the joint venture partners shall not exceed 50% of an amount equal to the sum of its Equity Value and such total Indebtedness;
(iii) dividends or distributions on the Capital Stock of the joint venture held, directly or indirectly, by Brant-Allen shall be utilized, after deducting the amount of any federal, state and local taxes owed by Brant-Allen or its owners as a result of such dividends or distributions, to repay Indebtedness of Timberlands and the Company in the same order of priority as provided for the proceeds of Asset Sales of Timberlands under clause (B) under paragraph (b) of this Section 1022; (iv) if, following the establishment of the joint venture it will not be a Subsidiary for purposes of this Indenture, then the joint venture shall nonetheless be required to adhere to the limitation on the incurrence of Indebtedness by joint ventures provided for in clause (vii) of paragraph (b) under the definition of "Permitted Security Party Indebtedness"; and (v) the Capital Stock in such joint venture owned by Timberlands becomes subject to the security interest of the Timberlands Collateral.

            SECTION 1023.  Limitation on Sale and Leaseback Transactions.

            Each of the Credit Parties shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and all of the relevant parties comply with Section 1022, (ii) such Credit Party or such Restricted Subsidiary would be permitted to incur Indebtedness under Section 1008 or 1013, as the case may be, in the amount of the Attributable Value of the Indebtedness incurred in respect of such Sale and Leaseback Transaction and (iii) such Credit Party or such Restricted Subsidiary would be permitted to grant a Lien under
Section 1010 or 1016, as the case may be, to secure the amount of the Attributable Value in respect of such Sale and Leaseback Transaction.

            SECTION 1024. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

            Each of the Credit Parties other than Soucy Inc. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to such Credit Party or any other Restricted Subsidiary of such Credit Party, (c) make loans or advances to such Credit Party or any other Restricted Subsidiary of such Credit Party, (d) transfer any of its properties or assets to such Credit Party or any other Restricted Subsidiary of such Credit Party (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture that would not materially adversely affect such Credit Party's ability to satisfy its obligations under the Notes and this Indenture) or (e) guarantee any Indebtedness of such Credit Party or any other Restricted Subsidiary of such Credit Party, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the Bank Credit Agreement, as originally executed, the Timberlands Loan, the Hancock Loan and any documents or agreements entered into pursuant thereto or securing obligations thereunder and any other agreement in effect on the Closing Date and listed on Schedule 1024(a) attached to this Indenture,
(ii) applicable law, (iii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which such Credit Party or any Restricted Subsidiary of such Credit Party is a party or to which any of their respective properties or assets are subject, (iv) any agreement or other instrument of a Person acquired by such Credit Party or any Restricted Subsidiary of such Credit Party in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 1022 with respect to the assets to be sold pursuant to such contract and (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (iv); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

            SECTION 1025.  Limitation on Conduct of Business.

            Each of the Credit Parties shall not, and shall not permit any of its Subsidiaries to, conduct any business other than the business such Credit Party and its Subsidiaries was conducting on the Closing Date or businesses reasonably similar or related thereto.

            SECTION 1026.  Limitation on Unrestricted Subsidiaries.

            Each of the Credit Parties shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investments in any of its Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009, 1014 or 1015, as the case may be. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this Section 1026 (i) shall be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by such Credit Party and (ii) may be made in cash or property.

            SECTION 1027.  Reports.

            The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission, and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also be required (a) to provide to the Trustee, and to make available to each Holder of Notes promptly upon request, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to make available, at the Company's cost, copies of such reports and documents to any prospective holder of Notes promptly upon request.

            In addition, the Company will be required to provide to the Trustee, and to make available to each Holder of the Notes promptly upon request, without cost to such Holder, as soon as possible, but in any event within 90 days after the end of the relevant fiscal year, a copy of the audited financial statements of each of the Security Parties.

            SECTION 1028.  Waiver of Certain Covenants.

            The Issuers, the Security Parties, Brant-Allen and any of their respective Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 to 1027, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers, the Security Parties, Brant-Allen, any of their respective Restricted Subsidiaries and the duties of the Trustee, as applicable, in respect of any such term, provision or condition shall remain in full force and effect.


                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

            SECTION 1101.  Right of Redemption.

            The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

            In addition, notwithstanding the foregoing, at any time prior to December 1, 2000, the Issuers may redeem up to 20% of the aggregate principal amount of the Notes within 60 days of one or more Public Equity Offerings with the net proceeds of such offering at a Redemption Price equal to 110% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on relevant Interest Payment Dates); provided that immediately after giving effect to any such redemption, at least $80 million aggregate principal amount of the Notes originally issued remains outstanding.

            SECTION 1102.  Applicability of Article.

            Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture or the Notes, shall be made in accordance with such provision and this Article.

            SECTION 1103.  Election to Redeem; Notice to Trustee.

            The election of the Issuers to redeem any Notes pursuant to
Section 1101 or the Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuers, the Issuers shall, at least 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

            SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.

            If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

            The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

            SECTION 1105.  Notice of Redemption.

            Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

            All notices of redemption shall state:

            (1)   the Redemption Date,

            (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

            (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

            (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

            (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

            (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

            Notice of redemption of Notes to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers' request, by the Trustee in the name and at the expense of the Issuers.

            SECTION 1106.  Deposit of Redemption Price.

            On or prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if either of the Issuers is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on (if any), all the Notes which are to be redeemed on that date.

            If the Issuers comply with the preceding paragraph and the other provisions of this Section and payment of the Notes called for redemption is not otherwise prohibited, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Notes surrendered for redemption in the manner provided in the Notes shall not be so paid upon the surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal in each case at the rate and in the manner provided.

            SECTION 1107.  Notes Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

            If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

            SECTION 1108.  Notes Redeemed in Part.

            Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002 (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                ARTICLE TWELVE

                      DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 1201. Issuers' Option to Effect Defeasance or Covenant Defeasance.

            The Issuers may, at their option and at any time, effect defeasance of the Notes under Section 1202, or covenant defeasance of the Notes under Section 1203, in accordance with the terms of the Notes and in accordance with this Article.

            SECTION 1202.  Defeasance and Discharge.

            Upon the Issuers' exercise under Section 1201 of the option applicable to this Section 1202, the Issuers, the Security Parties, Brant-Allen and any Guarantors shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes and any Guarantees, respectively, on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuers, Brant-Allen and the Guarantors, if any, shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and the Issuers, the Security Parties, Brant-Allen and any Guarantors shall be deemed to have satisfied all their other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below,
(B) the Issuers' obligations under Sections 304, 305, 306, 1002 and 1003,
(C) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Issuers may exercise their option under this Section 1202 notwithstanding the prior exercise of their option under Section 1203 with respect to such Notes.

            SECTION 1203.  Covenant Defeasance.

            Upon the Issuers' exercise under Section 1201 of the option applicable to this Section 1203, the Issuers, the Security Parties, Brant-Allen and the Guarantors, if any, shall be released from their obligations under Section 802 and Sections 1005 through 1027 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company, the Security Parties, Brant-Allen and any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

            SECTION 1204.  Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

            (1) The Issuers shall irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in cash in United States Dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, on such Notes, money in an amount, or
      (C) a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on such Outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes.

            (2) No Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraph (9) and (10) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Issuers, the Security Parties or any Guarantor is a party or by which it is bound.

            (4) In the case of an election under Section 1202, the Issuers shall have delivered to the Trustee an Opinion of Counsel or a copy of a private letter ruling to the Issuers from the Internal Revenue Service, substantially to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (5) In the case of an election under Section 1203, the Issuers shall have delivered to the Trustee an Opinion of Counsel or a copy of a private letter ruling to the Issuers from the Internal Revenue Service substantially to the effect that the Holders of the Notes Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (6) The Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under
      Section 1203, as the case may be, have been complied with.

            SECTION 1205. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Sections 1204 and 1206 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S.
Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

            Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

            SECTION 1206.  Reinstatement.

            If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Issuers make any payment of principal of (or premium, if any) or interest on any such Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                               ARTICLE THIRTEEN

              RELEASE OF COLLATERAL AND TERMINATION OF COVENANTS

            SECTION 1301.  Release of Soucy Collateral.

            At any time when either (i) the Company shall have reduced its Total Committed Debt to an amount that is not greater than $145 million or (ii) the Notes shall be rated Investment Grade, all of the Soucy Collateral shall be released from the Lien and security interest in the Soucy Collateral created by this Indenture (as set forth in Article Fourteen hereof) and the Soucy Pledge Agreement, at the sole cost and expense of the Issuers, and the Trustee shall release such Soucy Collateral in accordance with the provisions of Section 1403.

            SECTION 1302.  Termination of Covenants of Soucy Inc.

            At any time when either (i) the Company shall have reduced its Total Committed Debt to an amount that is not greater than $145 million or (ii) the Notes shall be rated Investment Grade, all of the covenants and other provisions of this Indenture with respect to Soucy Inc. shall terminate.


                               ARTICLE FOURTEEN

                                   SECURITY

            SECTION 1401.  Collateral Documents.

            In order to secure the due and punctual payment of the principal of (premium, if any) and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, call for redemption, or otherwise, and interest on the overdue principal, premium and interest, if any, of the Notes and performance of all other obligations of the Issuers, the Security Parties and Brant-Allen to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder,
(i) the Company shall, on the Closing Date, make an assignment of its right, title and interest in and to the Company Collateral to the Trustee, (ii) Brant-Allen shall, on the Closing Date, make an assignment of its right, title and interest in and to the Timberlands Collateral and the Soucy Collateral to the Trustee, in each case pursuant to the Collateral Documents and to the extent therein provided and (iii) each of the Company and Brant-Allen appoints and agrees to confirm and ratify the appointment of the Trustee, or its duly authorized agent, to hold the Company Collateral, the Timberlands Collateral and the Soucy
Collateral, as the case may be, for the benefit of the Holders on the terms and conditions set forth in the Collateral Documents and, in the case of the Soucy Collateral, to act as the fonde de pouvoir of the Holders under the Hypothec Agreement. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof. Subject to the rights of the lenders party to the Bank Credit Agreement and the Intercreditor Agreement, the Company and Brant-Allen each (a) will forever warrant and defend the title to the Collateral against the claims of all persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments, and (c) will do or cause to be done all such acts and things as may be necessary or proper, in each case to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and Brant-Allen shall take, or cause their respective Subsidiaries to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Indenture Obligations of the Issuers, the Security Parties and Brant-Allen, a valid and enforceable Lien in and on the Collateral, in favor of the Trustee, subject to no other Liens (other than Liens in and on the Collateral securing the obligations of the Company, Brant-Allen and Timberlands, as the case may be, under the Bank Credit Agreement, the Timberlands Loan and the Hancock Loan, as the case may be and (ii) other Liens permitted by this Indenture).

            The Trustee represents, warrants and covenants to and in favor of the Issuers, Brant-Allen and the Security Parties that the Trustee has all necessary corporate power and authority to enter into and exercise its rights and perform its obligations under the Collateral Documents, to act as Trustee for the benefit of the Holders in accordance with the terms of the Collateral Documents and, in the case of the Hypothec Agreement, to act as fonde de pouvoir of the Holders in accordance with the terms of the Hypothec Agreement.

            SECTION 1402.  Recording, etc.

            (a) The Issuers will cause, at their own expense and at the request of the Trustee, the Collateral Documents and this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under the Collateral Documents and to effectuate and preserve the security therein of the Holders and all rights of the Trustee as provided in the Collateral Documents.

            (b) The Issuers shall furnish to the Trustee, within 30 days after June 1 in each year beginning with June 1, 1998, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

            SECTION 1403.  Release of Collateral.

            The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and thereof, if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Issuers shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of any Collateral Document, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by Officers of the Issuers except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, or other expert selected or approved by the Trustee in the exercise of reasonable care.

            SECTION 1404.  Suits to Protect the Collateral.

            The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or the Trustee).

            SECTION 1405. Authorization of Intercreditor Agreement.

            The Trustee is authorized to enter into the Intercreditor Agreement on behalf of the Holders to provide for the allocation of rights with respect to the Collateral among the Agent Bank, Toronto Dominion (Texas), Inc., as administrative agent under the Timberlands Loan, and the Trustee.

            SECTION 1406. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

            The Trustee is authorized to enter into the Intercreditor Agreement on behalf of the Holders, to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Intercreditor Agreement. The Trustee is further authorized to enter into such amendments to the Collateral Documents as are required to add additional Collateral or to release Collateral from the Lien created by the Collateral Documents as provided by the terms of the Collateral Documents or of the disposition of such Collateral as is permitted by the Indenture.


            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                  BEAR ISLAND PAPER COMPANY, L.L.C.


                                  By:    /s/  Edward D. Sherrick
                                     _________________________________
                                     Name:   Edward D. Sherrick
                                     Title:  Vice President of Finance


                                  BEAR ISLAND FINANCE COMPANY II


                                  By:   /s/  Edward D. Sherrick
                                     __________________________________
                                     Name:   Edward D. Sherrick
                                     Title:  Vice President of Finance


                                  BEAR ISLAND TIMBERLANDS COMPANY, L.L.C.


                                  By:   /s/  Edward D. Sherrick
                                     __________________________________
                                     Name:   Edward D. Sherrick
                                     Title:  Vice President of Finance


                                  F.F. SOUCY, INC., for itself and not as
                                  general partner of F.F. Soucy, Inc. &
                                  Partners, Limited Partnership


                                  By:    /s/  Edward D. Sherrick
                                     ___________________________________
                                     Name:   Edward D. Sherrick
                                     Title:  Vice President of Finance


                                  BRANT-ALLEN INDUSTRIES, INC.


                                  By:   /s/  Edward D. Sherrick
                                      _________________________________
                                      Name:   Edward D. Sherrick
                                      Title:  Senior Vice President


                                  CRESTAR BANK, as Trustee


                                  By:   /s/  S.A. McMahon
                                     _________________________________
                                     Name:   S.A. McMahon
                                     Title:  Vice President



                                                                     Exhibit A
                                [FACE OF NOTE]

                       BEAR ISLAND PAPER COMPANY, L.L.C.
                        BEAR ISLAND FINANCE COMPANY II

                10% [Series B]**** Senior Secured Note due 2007



      [CUSIP]/[CINS/ISIN]*

No. _______                                     $_________________

            BEAR ISLAND PAPER COMPANY, L.L.C., a Virginia limited liability company (the "Company"), and BEAR ISLAND FINANCE COMPANY II, a Delaware corporation ("FinCo" and, together with the Company, the "Issuers," which terms include any successors under the Indenture hereinafter referred to), for value received, promises to pay to [___________]/[Cede & Co.]*, or its registered assigns, the principal sum [of __________________________________ Dollars ($___________)]/[indicated
on the Schedule hereto]**, on December 1, 2007.

            [Initial Interest Rate:       10% per annum.]***
            [Interest Rate:               10% per annum.]****
            Interest Payment Dates:       June 1 and December 1 of each year
                                          commencing June 1, 1998.
            Regular Record Dates:         May 15 and November 15 of each year.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

------------

*     Include only for Offshore Notes.

**    Include only for Global Notes.

***   Include only for Initial Notes.

****  Include only for Exchange Notes.


Date: ___________________________      BEAR ISLAND PAPER COMPANY, L.L.C.


                                       By:________________________________
                                           Name:
                                           Title:

                                       BEAR ISLAND FINANCE COMPANY II


                                       By:________________________________
                                           Name:
                                           Title:



               (Form of Trustee's Certificate of Authentication)



This is one of the 10% [Series B]** Senior Secured Notes due 2007 referred to in the within-mentioned Indenture.


                                       CRESTAR BANK, as Trustee


            Dated: __________          By:_____________________________
                                              Authorized Signatory



------------

**    Include only for Exchange Note.



                            [REVERSE SIDE OF NOTE]

                       BEAR ISLAND PAPER COMPANY, L.L.C.
                        BEAR ISLAND FINANCE COMPANY II

                 10% [Series B]** Senior Secured Note due 2007



1.    Principal and Interest.

            The Issuers will pay the principal of this Note on December
1, 2007.

            The Issuers promise to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10% per annum [(subject to adjustment as provided below)]* [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].**

            Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the May 15 or November 15 immediately preceding the Interest Payment
Date) on each Interest Payment Date, commencing June 1, 1998.

            [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated December 1, 1997, among the Issuers and the Purchasers named therein (the "Registration Rights Agreement"). If either (i) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the 90th calendar day following the Original Issue Date (as such term is defined in the Registration Rights Agreement), (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Original Issue Date, (iii) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or, if required, a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the 210th calendar day following the Original Issue Date or
(iv) the Exchange Offer Registration Statement is declared effective but

------------
*     Include only for Initial Note.

**    Include only for Exchange Notes.


thereafter ceases to be effective or usable (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the interest rate borne by the Notes shall be increased by one-half of one percent per annum with respect to the first 90-day period following such Registration Default. The amount of such additional interest will increase by an additional one-half of one percent per annum to a maximum of one and one-half percent per annum for each subsequent 90-day period until such Registration Default has been cured. Upon (w) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause
(i) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 210-day period described in clause (iii) above or (z) the cure of any Registration Default described in clause (iv) above, the interest rate borne by this Note from the date of such filing, effectiveness, consummation or cure, as the case may be, shall be reduced to the original interest rate if the Issuers are otherwise in compliance with such requirements; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.]*

            Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]** or, if no interest has been paid, from December 1, 1997; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.    Method of Payment.

            Subject to the next paragraph, the Issuers will pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to

-------------
*     Include only for Initial Note.

**    Include only for Exchange Note


the payment of principal, the Issuers will make payment to the Holder that surrenders this Note to any Paying Agent on or after December 1, 2007.

            The Issuers will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal (premium, if any) and interest by their check payable in such money. The Issuers may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Registrar.

            Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar upon written notice thereto. The Issuers, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.    Indenture; Limitations.

            The Issuers issued the Notes under an Indenture dated as of December 1, 1997 (the "Indenture"), among the Issuers, the Security Parties, Brant-Allen and Crestar Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes are senior secured obligations of the Issuers. The Indenture limits the aggregate principal amount of the Notes to $100,000,000.

5.    Redemption.

            The Issuers may, at their option, redeem the Notes as a whole or from time to time in part, at any time on or after December 1, 2002, on not less than 30 nor more than 60 days' prior notice at the Redemption Prices (expressed as percentages of principal amount) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on December 1 of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date):


YEAR                                REDEMPTION PRICE

2002                                    105.000%
2003                                    103.333%
2004                                    101.667%
2005 and thereafter                     100.000%

            In addition, notwithstanding the foregoing, at any time prior to December 1, 2000, the Issuers may redeem up to 20% of the aggregate principal amount of the Notes within 60 days of one or more Public Equity Offerings with the net proceeds of such offering at a Redemption Price equal to 110% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on relevant Interest Payment Dates); provided that immediately after giving effect to any such redemption, at least $80 million aggregate principal amount of the Notes originally issued remains outstanding.

            If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected prior to the redemption date by the Trustee, if the Notes are listed on a national securities exchange, in accordance with the rules of that exchange or, if the Notes are not so listed, either on a pro rata basis, by lot or by such other method as the Trustee will deem fair and appropriate; provided, however, that no such partial redemption will reduce the principal amount of a Note not redeemed to be held by a holder to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

6.    Repurchase upon a Change in Control and Asset Sales.

            Upon the occurrence of (a) a Change of Control, the Issuers are obligated to make an offer to purchase all Outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase and (b) Asset Sales, the Issuers may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

7.    Denominations; Transfer; Exchange.

            The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.    Persons Deemed Owners.

            A Holder may be treated as the owner of a Note for all purposes.

9.    Unclaimed Money.

            If money for the payment of principal (premium, if any) or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuers at their request. After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.   Discharge Prior to Maturity.

            If the Issuers irrevocably deposit, or cause to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to maturity, the Issuers will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Issuers will be discharged from certain covenants set forth in the Indenture.

11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.   Restrictive Covenants.

            The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) limitation on Indebtedness of the Company; (ii) limitation on Restricted Payments by the Company; (iii) limitation on Liens of the Company; (iv) guarantees by Restricted Subsidiaries of the Company; (v) purchase of Notes upon a Change of Control; (vi) limitation on Indebtedness of the Security Parties; (vii) limitation on Restricted Payments by Timberlands;
(viii) limitation on certain Restricted Payments by Soucy Inc.; (ix) limitation on Liens of the Security Parties; (x) limitation on guarantees of Company Indebtedness by the Security Parties and their Restricted Subsidiaries; (xi) limitation on sales of Collateral Stock by Brant-Allen and certain other transaction by Brant-Allen; (xii) limitation on proceeds of Asset Sales by Subsidiaries; (xiii) limitation on issuances and sales of Capital Stock of Subsidiaries; (xiv) limitation on transactions with Affiliates; (xv) limitation on sale of assets; (xvi) limitation on Sale and Leaseback Transactions; (xvii) limitation on dividends and other payment restrictions affecting Restricted Subsidiaries; (xviii) limitation on conduct of business; (xix) limitation on Unrestricted Subsidiaries and (xx) reports. Within 120 days after the end of each fiscal year, the Issuers must report to the Trustee on each of the Credit Parties' compliance with such limitations.

13.   Successor Persons.

            When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.   Remedies for Events of Default.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company, any Security Party, any Guarantor or any of their respective Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

15.   Trustee Dealings with Issuers.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their Affiliates as if it were not the Trustee.

16.   No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Credit Parties or FinCo shall not have any liability for any obligations of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.   Governing Law.

            THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

18.   Authentication.

            This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Bear Island Paper Company, L.L.C. and Bear Island Finance Company II, 10026 Old Ridge Road, Ashland, Virginia 23005, Attention:
Chief Financial Officer.


                           [FORM OF TRANSFER NOTICE]


            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


____________________________________________________________________________
____________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting

____________________________________________________________________________
and appointing attorney to transfer such Note on the books of the Issuers with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                     EXCEPT PERMANENT OFFSHORE DEFINITIVE
                                CERTIFICATES]


            In connection with any transfer of this Note occurring prior to the date which is two years after the later of the date of original issuance of this Note and the last date, if any, on which this Note was owned by the Issuers or any of their respective Affiliates, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                  [Check One]

[  ](a)     this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder;

[  ](b)     this Note is being transferred pursuant to, and in compliance with Regulation S under the Securities Act of 1933;

[  ](c)    this Note is being transferred pursuant to an effective
            registration statement and a prospectus is being delivered in accordance with the Securities Act of 1933, as amended;

                                      or

[  ](d)     this Note is being transferred other than in accordance with
            (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.


Date: ____________________________
                                          __________________________________
                                          NOTICE: The signature to this
                                          assignment must correspond with
                                          the name as written upon the
                                          face of the within-mentioned
                                          instrument in every particular,
                                          without alteration or any
                                          change whatsoever.


Signature Guarantee:____________________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_____________________________       __________________________________
                                          NOTICE:   To be executed by an
                                                    executive officer



                      OPTION OF HOLDER TO ELECT PURCHASE


            If you wish to have this Note purchased by the Issuers pursuant to Section 1012 or Section 1022 of the Indenture, check the
Box:   [ ].

            If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 1012 or Section 1022 of the Indenture, state the amount (in original principal amount) below:


                         $_____________________.


Date:_________________________

Your Signature:_________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_______________________________

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                               Schedule 101(a)

Indebtedness of the Company or Restricted Subsidiary of the Company outstanding on the date of the Indenture (paragraph (e) of definition of Permitted Indebtedness)


      1. $305,000 principal amount for a purchase money obligation dated July 9, 1997, between the Company and Honeywell-Measurex Systems, Inc., with respect to the MX Open System;

      2. $200,000 principal amount for a purchase money obligation dated August 15, 1997, between the Company and Voith Sulzer Paper
      Technology North America, Inc., for a ceramic center roll, with an additional $165,000 due upon delivery on January 1999.

      3. $137,967 principal amount for a purchase money obligation dated April 17, 1995, between the Company and Andritz Sprout Bauer, Inc., for a refiner topwinder feeder (production equipment) due by December 31, 1998;

      4. Indebtedness owed to CCA Financial, Inc., with respect to certain leased equipment, in an amount not exceeding $123,326.

      5. $55,000 principal for a purchase money obligation dated March 31, 1997, between the Company and Majiq, Inc. for a Majiq Trim Package.

      6. Approximately $3.7 million of principal, premium and accrued interest under the Company's 10.375% senior secured notes due 2004 which has been fully defeased in accordance with the term of the Indenture of Mortgage and Deed of Trust dated as of October 15, 1987 (which the parties agree shall not be refinanced);



                               Schedule 101(b)

Indebtedness of Timberlands outstanding on the date of the Indenture (paragraph (h)(i) of the definition of "Permitted Security Party
Indebtedness")


      1. $189,250 promissory note payable to Olger et als due on January 1, 1998, with 6% interest;

      2. $178,400 promissory note payable to Rucks et als due in three annual installments on January 31, 1998, 1999 and 2000, with interest at 7% per annum;

      3. $100,856 purchase money note payable to William A. Cooke, Inc., collateralized by a deed of trust on certain timberlands, due in 8 equal annual principal and interest installments of $17,219 beginning on November 13, 1997, payable and due on November 13, 2005; and

      4. $105,393 purchase money note payable to William A. Cook, collateralized by a deed of trust on certain timberlands, due in 8 equal annual principal and interest installments of $17,993.56 beginning on November 13, 1997, payable and due on November 13, 2005.

      5. Indebtedness owed to Brant-Allen with respect to the allocation of expenses of Timberlands.



                               SCHEDULE 1024(a)


                                     NONE